UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
_______________________________________________________________________

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The RealReal, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TO OUR STOCKHOLDERS:
We are pleased to invite you to attend the 2023 annual meeting of stockholders of The RealReal, Inc., a Delaware corporation, to be held on June 14, 2023 at 9:00 a.m. Pacific Time. The annual meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online.
The annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/real2023. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2022 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2022 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our annual meeting.
Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions for each of the voting options described in this proxy statement, as well as in the notice you received in the mail.
Thank you for your ongoing support of and continued interest in The RealReal, Inc. We look forward to your participation at the annual meeting.
Sincerely,

/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary

THE REALREAL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2023
Notice is hereby given that the 2023 annual meeting of stockholders of The RealReal, Inc., a Delaware corporation, will be held on June 14, 2023 at 9:00 a.m. Pacific Time. The annual meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online.
The annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/real2023 and entering the 16-digit control number included in your proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. There is no physical location for the annual meeting.
The purpose of the annual meeting will be the following:
1.    the election of the three Class I directors named in the proxy statement;
2.    the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.    the approval, on an advisory basis, of the compensation of our named executive officers; and
4.    the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Stockholders of record at the close of business on April 18, 2023 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. We expect to commence mailing of a Notice of Internet Availability of Proxy Materials to our stockholders of record containing instructions on how to access the proxy materials on or about May 2, 2023.
YOUR VOTE IS IMPORTANT
You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the annual meeting and to vote your shares online during the annual meeting.
Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the annual meeting, regardless of whether you plan to attend the annual meeting.
You can find detailed information regarding voting in the section entitled “Questions and Answers” of the accompanying proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2023
The notice of the annual meeting, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxyvote.com.
By order of the board of directors,

/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary

San Francisco, California
April 28, 2023

i

ii

THE REALREAL, INC.
55 Francisco Street
Suite 400
San Francisco, California 94133
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2023
PROXY STATEMENT
GENERAL INFORMATION
This proxy statement is furnished to stockholders of The RealReal, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by our board of directors (our “Board”) for use at our 2023 annual meeting of stockholders, to be held on June 14, 2023 (the “Annual Meeting”) at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. We encourage stockholder participation in the Annual Meeting, which we have designed to promote stockholder engagement. Stockholders will be permitted to ask questions prior to the meeting. You will also be able to listen to the proceedings and cast your vote online.
To help facilitate stockholder participation, we are providing technical support, starting 15 minutes prior to the meeting and for the duration of the meeting. If you encounter any difficulty with the virtual meeting, please go to www.proxyvote.com for assistance.
You can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/real2023 and entering the 16-digit control number included in your proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. There is no physical location for the Annual Meeting. Stockholders may visit www.proxyvote.com to submit questions as well as view the Rules of Conduct for the meeting. Questions must be submitted prior to 8:59 p.m. Pacific Time on June 13, 2023.
As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 available to our stockholders electronically via the Internet at www.proxyvote.com. On or about May 2, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”) containing instructions on how to access this proxy statement and vote online or by telephone. If you receive an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement.

PROPOSAL ONE
ELECTION OF THE CLASS I DIRECTORS NAMED IN THIS PROXY STATEMENT
General
Our Board currently consists of eight directors, who are divided into three classes with staggered, three-year terms.
At the Annual Meeting, our stockholders will vote to elect the three nominees named in this proxy statement as Class I directors, whose terms will expire at the annual meeting of stockholders to be held in 2026.
Each of our directors, including the director nominees, serves as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Our Board nominates Caretha Coleman, Karen Katz and Carol Melton for election to our Board as Class I directors at the Annual Meeting. The candidacies of Mses. Coleman, Katz and Melton were each considered by our Corporate Governance and Nominating Committee in accordance with our established process for evaluating candidates to serve on our Board.
Our Corporate Governance and Nominating Committee recommended the appointment of Mses. Coleman, Katz and Melton to our Board after considering each of their backgrounds, qualifications and professional experience. Each of Mses. Coleman, Katz and Melton currently serves on our Board, has consented to be named in this proxy statement and has agreed to serve, if elected, until the 2026 annual meeting of stockholders and until her successor has been duly elected and qualified or until her earlier resignation or removal.
There are no family relationships between or among any of our executive officers, nominees or continuing directors.

PROPOSAL ONE
Directors
The following table sets forth information with respect to our director nominees for election at the Annual Meeting and continuing directors:

Class I Directors – Nominees for Election at the 2023 Annual Meeting

Name	Age	Director Since	Board Committee(s)

Caretha Coleman	73	August 2020	Compensation, Diversity and Inclusion Committee*
Karen Katz	66	February 2021	Audit Committee
Carol Melton	68	August 2020	Corporate Governance and Nominating Committee

Class II Directors – Continuing Directors, Term Expiring at the 2024 Annual Meeting

Name	Age	Director Since	Board Committee(s)

Rob Krolik**	54	January 2019	Audit Committee*
Niki Leondakis	62	April 2019	Corporate Governance and Nominating Committee Compensation, Diversity and Inclusion Committee

Class III Directors – Continuing Directors, Term Expiring at the 2025 Annual Meeting

Name	Age	Director Since	Board Committee(s)

Chip Baird	51	June 2018	Corporate Governance and Nominating Committee* Compensation, Diversity and Inclusion Committee
John Koryl	52	February 2023	—
James Miller	59	May 2019	Audit Committee

* Committee Chair
**    Lead Independent Director
Additional biographical descriptions of the director nominees and continuing directors are set forth below. These descriptions include the experience, qualifications, qualities and skills that led to our Board’s conclusion that each director should serve as a member of our Board.

PROPOSAL ONE
Director Nominees – Class I Directors
Caretha Coleman has served on our Board since August 2020. Ms. Coleman has extensive experience in the technology industry working with start-ups and early-stage ventures in the areas of organizational strategy development, executive coaching and effectiveness. Ms. Coleman previously served as Chief Administration Officer for Interval Research, a Silicon Valley research lab and incubator, from February 1992 to September 1994, with responsibilities for finance, human resources, and facilities. Prior to that, Ms. Coleman served as Chief Human Resources Officer for Software Publishing Corporation from November 1982 to October 1991, where her leadership was instrumental in pioneering one of the first successful desktop application software businesses for the personal computer. Ms. Coleman is also an advisor to Illuminate, an early-stage venture capital firm focused on enterprise, cloud and mobile computing as well as Launch with GS, which is led by Goldman Sachs and aims to increase capital and facilitate connections for women, Black, Latinx and other diverse entrepreneurs and investors. Ms. Coleman was also a founding member of The Angels’ Forum, which provided guidance and coaching to entrepreneurs. Ms. Coleman serves on the boards of and advises a number of private companies that have a focus on serving underrepresented populations. Previously, Ms. Coleman chaired the board of Dignity Health, a not-for-profit health system, from 2005 to 2021. Ms. Coleman holds a degree in business from Mount Wachusett Community College.
Ms. Coleman was selected to serve on our Board because of her deep experience in the technology industry, working with early-stage ventures to public companies.
Carol Melton has served on our Board since August 2020. Ms. Melton is currently Chief Executive Officer of the venture firm Adeft Capital, which she founded in 2018. From 2005 to June 2018, Ms. Melton served as a senior executive officer at Time Warner Inc., where as Executive Vice President for Global Public Policy she managed interactions with governments worldwide and the policy portfolio for all of its domestic and international operations, including Warner Bros., HBO and Turner. Prior to that, Ms. Melton served in a similar capacity for eight years as Executive Vice President of Global Government Relations at Viacom, helping to lead its original acquisition of CBS Corp in 1999 and managing global government relations for the combined companies. Ms. Melton serves on the board of JBG Smith (NYSE: JBGS) and is Vice Chair and a director of the Economic Club of Washington, D.C. She is a member of the Council on Foreign Relations. Ms. Melton holds a B.A. from Wake Forest University, a Master’s in Journalism and Communication from the University of Florida and a J.D. from the American University Washington College of Law.
Ms. Melton was selected to serve on our Board because of her extensive experience in global public policy.
Karen Katz has served on our Board since February 2021. Ms. Katz served as the Interim Chief Executive Officer of Intermix from June 2022 to November 2022 and as a member of the board of directors of Intermix from April 2022 to November 2022. Prior to that, Ms. Katz served as the Chief Executive Officer of Neiman Marcus Group from October 2010 to February 2018 and on the board of Neiman Marcus Group from February 2018 to January 2020. Ms. Katz currently serves on the board of directors of Under Armour, Inc. (NYSE: UAA, UA) and Humana Inc. (NYSE: HUM), in addition to other private company boards. Ms. Katz holds a B.A. in Political Science and Government from the University of Texas at Austin and an M.B.A. from the University of Houston.
Ms. Katz was selected to serve on our Board because of her deep experience in luxury and retail.

PROPOSAL ONE
Continuing Directors – Class II Directors
Robert Krolik has served on our Board since January 2019. Mr. Krolik currently serves as the General Partner and Chief Financial Officer of Burst Capital, a venture capital investment firm, a position he has held since October 2018. Previously, Mr. Krolik served as the Chief Financial Officer of Yelp, an online platform company that connects people with local businesses, from July 2011 to May 2016. Mr. Krolik advises a number of private companies. Mr. Krolik holds a B.B.A. in Finance from the University of Texas at Austin, is an Aspen Institute Finance Fellow and is a certified public accountant (inactive).
Mr. Krolik was selected to serve on our Board because of his experience with rapidly growing technology companies and as the chief financial officer of publicly-traded companies.
Niki Leondakis has served on our Board since April 2019. Ms. Leondakis currently serves as the Chief Executive Officer of CorePower Yoga, the largest yoga studio chain in the United States, a position she has held since January 2020. Previously, Ms. Leondakis served as President of The Wolff Company, a multifamily-focused real estate private equity firm, from February 2019 to January 2020. Prior to that, Ms. Leondakis served as Chief Executive Officer of Equinox Fitness Clubs at Equinox Holdings, a luxury fitness company, from March 2017 to July 2018, as Chief Executive Officer of Commune Hotels and Resorts at Two Roads Hospitality, a lifestyle hotel hospitality company, from November 2012 to March 2017, and as President and Chief Operating Officer of Kimpton Hotels and Restaurants from September 1993 to November 2012. Ms. Leondakis studied Hotel and Restaurant Management at the University of Massachusetts, Amherst.
Ms. Leondakis was selected to serve on our Board because of her executive skills and understanding of quality customer experience.
Continuing Directors – Class III Directors
Gilbert L. (Chip) Baird III has served on our Board since June 2018. Mr. Baird is a co-founder and managing partner of GreyLion Partners, LP, a middle market private equity firm, which he co-founded in 2020. Prior to GreyLion, Mr. Baird co-founded the middle market private equity group of Perella Weinberg Partners Capital Management in 2012. Mr. Baird has had extensive experience serving as a director of numerous private and public company boards through his investment career. Mr. Baird holds a B.S. in Finance and International Business from the Pennsylvania State University and an M.B.A. from Harvard Business School.
Mr. Baird was selected to serve on our Board because of his experience in finance and capital structure.
James R. Miller has served on our Board since May 2019. Mr. Miller served as the Chief Technology Officer of Wayfair, an ecommerce home goods company, from April 2020 to July 2022 and as the Interim Chief Technology Officer of Wayfair from August 2019 to April 2020. Prior to Wayfair, Mr. Miller served as Strategic Advisor of AREVO, a computer software and 3D printing company, from January 2019 to June 2019, and as the Chief Executive Officer of AREVO, from February 2018 to December 2018. Mr. Miller also served as Vice President, Global/Worldwide Operations of Google, an internet service and products company, from July 2010 to February 2018. Mr. Miller currently serves on the boards of LivePerson (NASDAQ: LPSN), Brambles, LTD and on the boards of a number of private companies. He has also previously served on the board of directors of Wayfair Inc. (NYSE: W) from July 2016 to April 2020 and the Corporate Eco Forum, a corporate sustainability organization, from July 2008 to June 2018. Mr. Miller holds a B.S. in aerospace engineering from Purdue University, an M.S. in mechanical engineering from Massachusetts Institute of Technology and an M.B.A. from MIT’s Sloan School of Management.
Mr. Miller was selected to serve on our Board because of his extensive experience in scaling operations in rapidly-growing internet companies.

PROPOSAL ONE
John Koryl has served as our Chief Executive Officer and as a member of our Board since February 2023. Previously, Mr. Koryl served as Advisor, Digital and Personalization Leadership, of Canadian Tire Corporation, Limited (“CTC”), from August 2022 to February 2023, as President, CTC Digital, at CTC from August 2019 to August 2022, and as Senior Vice President, Digital, at CTC from December 2017 to August 2019. Prior to joining CTC, Mr. Koryl was employed by Neiman Marcus Corporation from 2011 to 2017, where he served as President, Neiman Marcus Stores and Online (2014 to 2017), and President, Neiman Marcus Direct (2011 to 2014). Before Neiman Marcus, Mr. Koryl held numerous management roles with Williams-Sonoma, Inc., eBay, Inc., UmbrellaBank, fsb, Creditland.com, and Andersen Consulting. Mr. Koryl previously served as an independent director of the Guitar Center (2014 to 2017) and Petco (2013), and he currently serves as an independent director of AI Tayer Group, Insignia. Mr. Koryl completed the Stanford Executive Education Program from the Stanford University Graduate School of Business and holds a Bachelor of Arts degree in Psychology and Computer Applications from the University of Notre Dame.
Mr. Koryl was selected to serve on our Board because of the perspective and experience he brings as our Chief Executive Officer.
Recommendation of Our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE CLASS I BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE
Corporate Governance Highlights

Board Independence and Composition	Board Performance	Policies, Programs and Guidelines

•All directors except our Chief Executive Officer (our “CEO”) are independent
•100% independent committee members
•Executive sessions of independent directors at meetings
•Empowered Lead Independent Director
•Board and committees may engage outside advisers independently

•Annual board, committee and director self-evaluations
•Commitment to continuing director education
•Oversight of key risk areas and certain aspects of risk management efforts
•Oversight of key human capital issues, including diversity and inclusion and executive succession planning

•Robust stock ownership guidelines for directors and executives
•Comprehensive Code of Conduct and Business Ethics and Corporate Governance Guidelines
•Prohibition on hedging and pledging for any officers or directors on a go-forward basis
•Compensation clawback policy

Board Committees
Our Board has established three committees: an audit committee; a compensation, diversity and inclusion committee; and a corporate governance and nominating committee. The composition and responsibilities of each of the committees of our Board are described below. Each of our committees is governed by a written charter that satisfies the applicable Nasdaq Global Select Market (“Nasdaq”) listing standards. Copies of the charters for each committee are available on the investor relations page of our website at investor.therealreal.com. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.
The following table provides membership and meeting information for 2022 for each of our committees:

Name	Audit Committee	Compensation, Diversity and Inclusion Committee	Corporate Governance and Nominating Committee

John Koryl †	—	—	—
Chip Baird	—	x	x*
Caretha Coleman	—	x*	—
Karen Katz	x	—	—
Robert Krolik**	x*	—	—
Niki Leondakis	—	x	—
Carol Melton	—	—	x
James Miller	x	—	—
Emma Grede ††	—	—	x
Total Meetings in 2022	5	11	5

*    Committee Chair
**    Lead Independent Director
†    Mr. Koryl was appointed as member of the Board on February 6, 2023.
††    Ms. Grede resigned as a member of the Board on February 8, 2022.

CORPORATE GOVERNANCE
Audit Committee
Our audit committee (our “Audit Committee”) consists of Karen Katz, Robert Krolik and James Miller, with Mr. Krolik currently serving as chair. Our Board determined that each member of our Audit Committee is independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also determined that Mr. Krolik is an “audit committee financial expert” as defined by the applicable SEC rules.
Specific responsibilities of our audit committee include:
•overseeing our corporate accounting and financial reporting processes and our internal controls over financial reporting;
•evaluating the independent registered public accounting firm’s qualifications, independence and performance;
•engaging and providing for the compensation of the independent registered public accounting firm;
•pre-approving audit and permitted non-audit and tax services to be provided to us by the independent public accounting firm;
•reviewing our financial statements;
•reviewing our critical accounting policies and estimates and internal controls over financial reporting;
•establishing procedures for complaints received by us regarding accounting, internal controls over financial reporting or auditing matters, including for the confidential anonymous submission of concerns by our employees and periodically reviewing such procedures, as well as any significant complaints received, with management;
•discussing with management and the independent registered public accounting firm the results of the annual audit and the interim reviews of our quarterly financial statements;
•reviewing and approving any transaction between us and any related person (as defined by the Exchange Act) in accordance with the Company’s related party transaction approval policy; and
•such other matters that are specifically designated to our Audit Committee by our Board from time to time.
Compensation, Diversity and Inclusion Committee
Our compensation, diversity and inclusion committee (our "Compensation Committee") consists of Chip Baird, Caretha Coleman and Niki Leondakis, with Ms. Coleman currently serving as chair. Our Board has determined that each member of our Compensation Committee is independent under the Nasdaq listing standards and is a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act.
Specific responsibilities of our Compensation Committee include:
•reviewing and recommending policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the CEO and other senior officers;
•evaluating the performance of the CEO and other senior officers in light of those goals and objectives;
•setting the compensation of, or making recommendations with regard to such compensation to our Board, for the CEO and other senior officers based on such evaluations;
•evaluating and recommending to our Board appropriate compensation for the Company’s non-employee directors, including compensation and expense reimbursement policies for attendance at Board and committee meetings;
•administering the issuance of long-term incentive awards under our equity-based incentive plans;

CORPORATE GOVERNANCE

•reviewing and approving, for the CEO and other senior officers, employment agreements, severance agreements, consulting agreements and change in control or termination agreements;
•reviewing our policies, programs and initiatives focusing on diversity and inclusion with respect to our leadership and workforce; and
•such other matters that are specifically designated to our Compensation Committee by our Board from time to time.
Our Compensation Committee also has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other adviser as it deems appropriate to assist with the execution of its duties and responsibilities as set forth above and in its charter.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2022, our last completed fiscal year, each of Mr. Baird, Ms. Coleman and Ms. Leondakis served on our Compensation Committee. During our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee, and no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.
Corporate Governance and Nominating Committee
Our corporate governance and nominating committee (our "Corporate Governance Committee") consists of Chip Baird, Niki Leondakis and Carol Melton, with Mr. Baird currently serving as chair. Our Board has determined that each member of our Corporate Governance Committee is independent under the applicable Nasdaq listing standards.
Specific responsibilities of our Corporate Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;
•reviewing periodically the Company’s policies, programs and initiatives focusing on social responsibility, including environmental and sustainability and social and human rights matters, and providing recommendations to management;
•considering and making recommendations to our Board regarding changes to the size and composition of our Board;
•considering and making recommendations to our Board regarding the composition and chairs of the committees of our Board;
•establishing procedures to exercise oversight of, and oversee the performance evaluation process of, our Board and management;
•overseeing periodic evaluations of the performance of our Board and of our Board’s committees;
•instituting plans or programs for the continuing education of our Board and orientation of new directors;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters and monitoring compliance with such guidelines; and
•such other matters that are specifically designated to our Corporate Governance Committee by our Board from time to time.
In the process of identifying, screening and recommending director candidates to our full Board, our Corporate Governance Committee takes into consideration the needs of our Board and the qualifications of the candidates, such as their general understanding of various business disciplines and the Company’s business environment, their educational and professional background, analytical ability, independence, diversity of experience and viewpoints and their willingness to devote adequate time to Board duties. Our

CORPORATE GOVERNANCE
Board evaluates each individual in the context of our Board as a whole with the objective of retaining a group that is best equipped to help ensure that the long-term interests of the stockholders are served. When searching for new directors, our Corporate Governance Committee will actively seek out women and individuals from minority groups to include in the pool from which nominees for our Board are chosen. Our Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Our Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis as it evaluates other nominees to serve on our Board. In doing so, our Corporate Governance Committee will evaluate director candidates in light of several factors, including the general criteria outlined above. Our Amended and Restated Bylaws (our “Bylaws”) provide that any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to our Board, if such stockholder complies with the applicable notice procedures, which are described in the section named “Questions and Answers” under “When are stockholder proposals due for next year’s annual meeting of the stockholders?”
Meetings of Our Board
Our Board held 10 meetings during the year ended December 31, 2022, in addition to the 21 committee meetings described above. During 2022, each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of our Board and each committee of which he or she was a member. Each director is also encouraged and expected to attend the Company’s Annual Meeting.
Board Leadership Structure
As outlined in our corporate governance guidelines (our “Corporate Governance Guidelines”), our Board will determine its leadership structure in a manner that it determines to be in the best interests of the Company and its stockholders from time to time in its judgment. If the Chair of our Board is not independent, the non-employee directors of our Board will elect a Lead Independent Director who will lead executive sessions of our Board, have authority to call meetings of the independent directors and engage with the Chair of our Board and CEO to set Board meeting agendas, among other responsibilities.
John Koryl serves as both our CEO and as a member of our Board. Our Board believes that having our CEO serve as a member of the Board is appropriate at this time for the Company, particularly as it supports more consistent communication and coordination throughout the organization, enhancing the effectiveness of our corporate strategy. Our Board believes that robust, independent Board oversight is essential, and the appointment of Mr. Krolik as an empowered Lead Independent Director supports that important objective. In his role as Lead Independent Director, Mr. Krolik acts as and fulfills the responsibilities of Board Chair.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which provide the framework for our corporate governance along with our Amended and Restated Certificate of Incorporation (our “Charter”), Bylaws, committee charters and other key governance practices and policies. Our Corporate Governance Guidelines cover a wide range of subjects, including the conduct of Board meetings, independence and selection of directors, Board membership criteria and Board committee composition. Our Corporate Governance Guidelines can be accessed on our website at investor.therealreal.com.
Stockholder Engagement
Our Board recognizes the value of regular, two-way dialogue with our stockholders. Feedback from our stockholders is integral to our Board’s decision-making process and, accordingly, in late 2022 and early 2023 we invited our largest stockholders who represented approximately 60% of our shares outstanding at the time of our outreach to engage with us. We ultimately held meetings with stockholders representing approximately 25% of our shares then outstanding.

CORPORATE GOVERNANCE

During these discussions, we gained valuable input from our stockholders on matters including our corporate governance practices, executive compensation program and approaches to sustainability, risk oversight and human capital management. Feedback from our stockholders was shared with our Board and directly informed our implementation of several key governance enhancements in recent years, including our:
•introduction of a new performance-based restricted stock unit program in 2022, and continuation of the program in 2023;
•commitment to progressing toward corporate governance best practices in 2022;
•adoption of executive stock ownership guidelines in 2021; and
•adoption of a clawback policy in 2021.
The changes we implemented in 2022 are discussed in greater detail under “Compensation Discussion and Analysis” and “Board Declassification and Supermajority Sunset Commitments” later in this proxy statement. Please also see “Compensation Discussion and Analysis” for a detailed discussion of stockholder feedback related to our 2022 Say-On-Pay Vote.
We plan to continue our stockholder engagement program under our Board’s oversight to further enhance and deepen our relationships with our stockholders, especially as we continue enhancing the Company’s governance practices.
Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, The RealReal, Inc., 55 Francisco Street, Suite 400, San Francisco, CA 94133, or via email to ir@therealreal.com. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter.
Stock Ownership by Directors and Executives
Our Board believes that an ownership stake in the Company strengthens the alignment of interests between directors, executives, and stockholders. As discussed below, in November 2021, we expanded our stock ownership guidelines to include our executives:

Position	Minimum Stock Ownership

Non-Employee Directors	5 times annual cash retainer
CEO	5 times base salary
Other Executives*	3 times base salary

*    Defined as the CEO’s direct reports
Newly appointed directors or executives have five years from the time they are elected, appointed or promoted (or five years from November 2021, in the case of then-current directors and executives) to meet these guidelines. In the event that a director’s cash retainer or an executive’s base salary increases, he or she will have one year from the date of the base salary increase to meet the increased ownership guidelines. Our Board will evaluate whether exceptions should be made for any director or executive on whom these guidelines would impose a financial hardship.
Oversight of Environmental, Social and Governance (“ESG”) Initiatives
We are committed to conducting business in an environmentally sustainable and socially responsible manner, and to managing the risks and opportunities that arise from ESG issues. We believe that operating in a socially responsible and sustainable manner will drive long-term value creation for the Company and its

CORPORATE GOVERNANCE
stockholders. In 2019, we launched a new initiative to enhance ESG policies and disclosures informed by the Sustainability Accounting Standards Board (“SASB”) industry-specific disclosure guidelines. Since then, our management has reviewed and updated various ESG policies and processes, which can be located on the investor relations page of our website at investor.therealreal.com/social-impact. Our most recent SASB reporting can also be found on the investor relations page of our website.
We are committed to extending the lifecycle of luxury goods by promoting their recirculation, rather than creating waste. In this way, sustainability is woven into the fabric of our business, and we hope to create a more sustainable future for fashion. Additionally, we believe a growing awareness of the reduced environmental impact of recirculating luxury goods compared to the production of new products significantly contributes to the appeal of consigning and purchasing on our online marketplace. As we move forward, we strive to continuously review our sustainability commitments, strategies and priorities. Recent sustainability efforts include::
•Fair Condition Program. This new program has enabled us to offer more secondhand, luxury items and has the effect of increasing the total number of consigned items in the circular economy. To aid buyers in assessing the condition of items in our online marketplace, we assign items a condition level. In the first quarter of 2022, we began accepting items in “fair” condition, which tend to be listed at more accessible price points given their level of wear. In light of recent inflation and macroeconomic uncertainties, demand for items in fair condition is strong.
•Sustainability Task Force. In 2020, we formed a cross-functional Sustainability Task Force to identify projects throughout the organization that have the potential to reduce our environmental impact. The Sustainability Task Force prioritizes high impact projects, meets bi-weekly and aims to embed a focus on sustainability across the organization. In early 2022, we reorganized the Sustainability Task Force into several individual working groups so we could concentrate our efforts on specific, meaningful projects, including preferred materials, transportation optimization, employee travel, employee experience and waste. Throughout 2022, we provided periodic updates to our executives and the Corporate Governance and Nominating Committee of the Board of Directors on our progress toward achieving our goals and initiatives.
•Sustainability Calculator. In 2018, we launched our Sustainability Calculator on National Consignment Day as a tool to quantify the positive impact consignment has on the planet. We developed the Sustainability Calculator to measure the greenhouse gas emissions and water footprint reduction of consignment as compared to producing new products.
•National Consignment Day. We founded National Consignment Day as a national recognition day that occurs on the first Monday of October. National Consignment Day celebrates the positive impact consigning has on the environment.
•Carbon Neutral Pledge. In November 2019, we were the first company to take the pledge in the CEO Carbon Neutral Challenge issued by the CEO of Gucci. We pledged to be carbon neutral in 2021, and we reached that goal in 2020 (Scope 1, Scope 2 and certain Scope 3 emissions). Our path to carbon neutrality included implementing reductions and annually offsetting emissions that cannot be eliminated.
•United Nations Climate Change’s Fashion Industry Charter for Climate Action. In April 2019, we became the first company in the resale industry to join the United Nations Climate Change’s Fashion Industry Charter for Climate Action, which aims to limit global warming within the fashion industry and inspire climate action. The charter endeavors to achieve a 50% reduction in carbon emissions in the fashion industry by 2030 and net zero emissions by 2050.
•ReCollection 03 and 04. Through our ReCollection program, we transform unwearable or damaged items into unique, premium luxury upcycled items. Building on prior years, we released two more ReCollections in 2022. Our four ReCollections have put approximately 1,000 damaged items back into circulation.

CORPORATE GOVERNANCE

Committee Oversight
Our Board and committees provide oversight on ESG matters. As noted above and in the committee charters:
•Our Compensation Committee is responsible for reviewing and recommending to our Board compensation plans, policies and programs intended to attract, retain and appropriately reward employees, as well as providing oversight of the Company’s policies, programs and initiatives focusing on diversity and inclusion.
•Our Corporate Governance Committee provides oversight of the Company’s policies, programs and initiatives focusing on social responsibility, including environmental and sustainability and social and human rights matters.
•Our Audit Committee works closely with our management to discuss current and emerging ESG risks and what steps management is taking to manage and reduce the Company’s exposure to such risks, and reviews the Company’s public filings containing disclosure on these topics.
Oversight of Human Capital
The actions of these committees and the work of our Board and management seek to attract, retain and develop a diverse and inclusive workforce that is motivated to achieve the Company’s business objectives. To satisfy these oversight responsibilities, our committees receive regular updates from management on progress and strategy.
Diversity and Inclusion
We work to inspire and empower our employees to think creatively and authentically, share their ideas, bring their whole selves to work, and strive for greatness every day. We are proud to have a diverse team, and we recognize there is opportunity for us to continue improving representation, particularly among our senior leadership. We support and celebrate diversity, and are committed to providing an equal employment opportunity regardless of race, color, ancestry, religion, sex, national origin, sexual orientation, age, citizenship, marital status, disability, gender identity or expression, or veteran status. Below is a breakdown of how our team self-identifies as of December 31, 2022 (table does not reflect, of the total individuals surveyed, approximately 3% who chose not to self-identify and approximately 1% who identified as Native American):

	All	Corporate	Management	Executives	Board

Black	16%	15%	7%	—	14%
Hispanic/Latinix	30%	13%	17%	—	—
Asian	8%	15%	12%	15%	—
Two or More Races	4%	6%	5%	3%	—
White	33%	40%	52%	70%	86%
Female	66%	65%	61%	52%	57%
DEI Vision and Strategy. We believe that creating a more sustainable future by growing the circular economy requires us to bring different perspectives together to solve problems in new and meaningful ways. Furthermore, we believe that a culture of trust, safety and belonging is key to unlocking the power of differences, and leads to creative problem solving and high performing teams. In 2022, we built on our diversity, equity and inclusion (“DEI”) vision and strategy that was launched in 2021. We aspire to be designers of an equitable future through our four-pillar strategy: People, Culture, Commerce and Community. We continue to assess self-reporting options that reflect our diverse workforce. Where appropriate, we encourage our employees to share how they self-identify, including gender identity, LGBTQ identity, veteran status, and disability status. Recently, we introduced the ability for our employees to share preferred pronouns across our technologies, and approximately 62% of our total employee population as of December 31, 2022 has chosen to share their pronouns.

CORPORATE GOVERNANCE
Employee Resource Groups. Since 2020, our six Employee Resource Groups (“ERGs”) have continued to grow and evolve. We believe the ERGs help to engage employees and advance inclusion and belonging through education, awareness, career development, and social connection. In 2022, ERG membership remained strong with over 1,000 employees participating in programs focused on career equity, leadership, cultural competence, financial and physical well-being, destigmatizing mental health, and disability inclusion. In addition, ERG leaders participated in a leadership development program focused on critical success factors such as ERG Deployment & Engagement, Governance & Leadership, Sponsorship & Support, Career & Community, and Alignment + Impact. Many of the groups have implemented learnings by building new committees, improving member recruitment and participation in strategic locations, and hosting impactful first-time volunteer initiatives. Our ERG groups are leveraging the frameworks from the leadership development program to help shape their 2023 strategic priorities.
Culture. In 2022, we conducted our annual employee engagement survey to better understand employees’ sentiment across a range of topics, including DEI, employment satisfaction, level of engagement, and sense of belonging. There were no significant changes from the prior year. Based on the 2021 survey results, in 2022 our engagement efforts focused on well-being, leadership, and communication. In addition, we continued to provide managers with tools and training for mitigating bias in 2022. We have begun to introduce a platform that provides employees with learning and resources for building awareness of DEI topics (including bias, race, microaggressions, and mental health) and developing inclusive leadership skills. As part of our work to build a culture of trust, we encourage employees to share real-time feedback on culture, bias, discrimination and harassment, or behavior that does not reflect our values and policies through our company-wide employee reporting tool.
Professional Development and Partnerships. In 2022, we invested in developing a gender- and racially-diverse leadership pipeline. For example, we introduced a leadership development and coaching program for high performing women. For our first cohort, we focused on black, indigenous, and people of color ("BIPOC") women in individual contributor and manager roles. The six-month experience addressed five elements commonly found to impact women’s advancement in leadership (clarity, courage, conviction, commitment, and community) through accessible, self-paced microlearnings and virtual coaching. Participant assessment scores showed positive scores across all elements. We also hosted our second summer internship program as part of our work to build a diverse talent pathway, with 76% of participants identifying as women and 84% as BIPOC.
The RealReal, Inc. Foundation. The RealReal, Inc. Foundation was founded at the time of our initial public offering in 2019 with the aim of advancing equity in the communities in which we operate through access to education. Since its formation, the foundation has supported numerous community organizations, including the Success Bound Youth Leadership Academy, the Secaucus Youth Alliance, Enterprise for Youth, and Friendly House. Following designer Virgil Abloh’s passing in 2022, and as part of our commitment to racial equity, we sponsored the Virgil Abloh™ "Post-Modern" Scholarship Fund, which aims to preserve his vision for a more diverse and equitable fashion industry.
Director Refreshment. When searching for new directors, our board of directors has committed to including in any pool of director candidates for consideration highly qualified candidates who would bring racial, ethnic, and/or gender diversity our board of directors if chosen.
Talent Development and Training
We believe that the training and development of our employees is critical to our long-term success. We offer a variety of employee training programs in addition to the DEI programs discussed above, including onboarding, technical skills training, product and services training, and managerial soft skills training. These programs include training specific to each of our business functions, enabling us to provide our consignors and buyers with a consistent luxury experience. For example, we support our sales professionals by providing a three-week virtual onboarding sequence conducted through peer-to-peer, facilitated and self-learning sessions, followed by continuous professional development programs. In 2022, we continued to provide a Manager Development Series open to all people managers across the organization as well as performance management training.

CORPORATE GOVERNANCE

Our authentication teams receive training based on expertise level. Entry-level authenticators receive approximately 40 to 80 hours of training depending on their specialty in fashion or fine jewelry. Progression through the authentication training program is an additional minimum of 80 hours of training and at least three months per level. Training hours and tenure increase with expertise, with a Graduate Gemologist certification from GIA required in the highest levels of specialty in fine jewelry. In 2022, authentication managers received an additional 10 classroom hours of manager development training.
Each employee receives training appropriate to the scope and nature of their role. Our FLSA-exempt employees receive an annual performance review and our people managers have quarterly meetings with their employees to address performance and development, as appropriate. As a part of our onboarding program, we have developed an engagement monitoring plan for our employees in the form of personal check-ins and questionnaires.
Health, Safety and Wellness
We are committed to ensuring the health and safety of all employees and require compliance with all applicable local laws and regulations governing working conditions, working hours, fair wages, and compensation.
We recognize that in addition to minimizing work-related injuries and illness, a safe and healthy work environment supports employee retention and morale and enhances the quality of products and services. We treat all applicable health and safety regulations as a minimum standard as we are committed to high standards for our working environments that protect the well-being of all employees. We encourage consultation and cooperation between management and employees in developing occupational health and safety mechanisms through ongoing dialogue. We expect senior management to integrate health and safety mechanisms in business activities and monitor the program’s effectiveness. In 2022, we implemented the REAL Respect program, which provides community guidelines for our employees, consignors and buyers aimed toward creating a positive and safe experience for all.
We continued to focus on employees’ overall well-being in 2022 through a range of programs that support access to care, along with resources and tools to address the following pillars of wellness: physical, mental/emotional, financial, and community.
Succession Planning
Succession planning is another critical human capital issue. Our Compensation Committee is responsible for working with our CEO to plan for the succession of our CEO and other senior executive officers, as well as to develop plans for interim or emergency succession for our CEO and other senior executive officers in the event of retirement or an unexpected occurrence.
Evaluations of Our Board, Committees and Directors
Our Board evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by our Corporate Governance Committee. Our Board discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of our Board, of any committee thereof or of the directors.
Code of Ethics and Business Conduct
Our Board has adopted a code of ethics and business conduct (our "Code of Conduct"), which establishes the standards of ethical conduct applicable to all of our directors, officers, employees and senior financial officers. A copy of our Code of Conduct is posted on the investor relations page of our website at investor.therealreal.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct.

CORPORATE GOVERNANCE
Role of Our Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external audit function. Further, our Audit Committee provides oversight and engages with our Chief Information Security Officer regarding risk management of cybersecurity issues. Our Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines and provides oversight of the Company’s policies, programs and initiatives focusing on social responsibility, including environmental, sustainability, social and human rights matters. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Cybersecurity
We are committed to respecting and protecting the privacy of our clients. We recognize that our clients have a legitimate expectation of privacy when they do business with us. We deploy considerable resources to protect client data and privacy because our business depends on our clients’ trust. We recognize that there is a cost and risk associated with every piece of data our customers entrust us with, so we take measures to minimize what is collected to only what we need to provide a great experience and meet our legal and regulatory requirements. Our privacy policy details what data we collect on our website and apps and how we use that data in compliance with California Consumer Privacy Act and General Data Protection Regulation.
Our security and privacy protocols integrate technical, administrative, and physical access control measures to protect the confidentiality and integrity of client and company data. We employ privacy and data protection policies and procedures internally and with our third-party vendors and service providers to govern the collection, storage, access, use, and disclosure of information. We review our security plans and strategies as threats and conditions evolve. Our full Board provides oversight and engages with our Chief Information Security Officer regarding cybersecurity issues and risk management.
Current Classified Board and Corporate Governance Roadmap
Current Board Structure
Our Board is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Each director's term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Charter and Bylaws authorize only our Board to fill any vacancies on our Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors of our Board.
Board Declassification and Supermajority Sunset Commitments
We completed our initial public offering in 2019. Our Board believes that a classified board structure promotes board continuity and stability, encourages directors to take a long-term perspective and reduces the Company's vulnerability to coercive takeover tactics. However, as our Company matures, our Board recognizes that our corporate governance practices should mature as well.

CORPORATE GOVERNANCE

The Company is committed to creating a roadmap for corporate governance best practices over the next several years. In creating this roadmap, our Board seeks to balance the challenges faced by the Company, in particular as it navigates its path to profitability, against the need for the Company to improve its corporate governance practices and eventually achieve best practices.
Following consideration of our current governance structure and strong governance practices, as well as feedback received from our stockholders, and upon the recommendation of our Corporate Governance Committee, in 2022 our Board committed to the following next steps for our corporate governance roadmap:
1.Submitting for stockholder vote at its 2024 Annual Meeting a management proposal to amend the Company’s Charter to declassify our Board, which, if approved, would begin the declassification process at the 2025 Annual Meeting; and
2.Submitting for stockholder vote at its 2026 Annual Meeting a management proposal to amend the Company’s Charter to remove supermajority vote requirements.
Our Board has committed to recommending a “FOR” vote for each of the above management proposals. Our Corporate Governance Committee believes that the above steps allow the Company to progress towards corporate governance best practices on a reasonable timeline. We received positive support on these commitments from the vast majority of stockholders with whom we met as part of our 2022-2023 investor outreach.
Director Independence
Our common stock is listed on Nasdaq. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board. In addition, Nasdaq requires that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that, with the exception of our CEO, each member of our Board is an “independent director” as defined under the applicable rules and regulations of the SEC and the Nasdaq listing rules. In making these determinations, our Board reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

CORPORATE GOVERNANCE
Prohibition on Hedging and Pledging of Company Securities
The Company has a policy that prohibits officers, non-employee directors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, non-employee directors and employees of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without the approval of our Board.

CORPORATE GOVERNANCE

Board Diversity Disclosure
The following sets forth our Board Diversity Disclosure in accordance with Nasdaq Listing Rule 5606(a), as reported by the members of our Board as of March 31, 2023:
Board Diversity Matrix for 2023
Total Number of Directors: 8
(as of March 31, 2023)

	Female	Male	Non-Binary	Did Not Disclose Gender

Part 1: Gender Identity
Directors	4	4	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	7	—	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
For 2021 information, please refer to our Board Diversity Disclosure contained on page 17 of our 2022 Proxy Statement, filed with the SEC on April 29, 2022.

CORPORATE GOVERNANCE
Information About Our Executive Officers
The following table sets forth information with respect to our executive officers as of the date of this proxy statement:

Name	Age	Position(s)

John Koryl	52	Chief Executive Officer and Director
Rati Sahi Levesque	42	President and Chief Operating Officer
Robert Julian	60	Chief Financial Officer
Todd Suko	56	Chief Legal Officer and Secretary
Luke Friang	52	Chief Technology and Product Officer
Additional biographical descriptions of the executive officers are set forth in the text below. A description of the business experience of John Koryl is provided above under the section “Continuing Directors—Class III Directors.”
Rati Sahi Levesque was appointed as our President in February 2021 and has served as our Chief Operating Officer since April 2019. Ms. Sahi Levesque also served as our Co-Interim Chief Executive Officer from June 7, 2022 through February 5, 2023. Ms. Sahi Levesque served as our Chief Merchant from May 2012 to March 2019 and before that as our Director of Merchandise from May 2011 to May 2012. Prior to joining The RealReal, Ms. Levesque was the owner of Anica Boutique, a clothing boutique, from June 2005 to May 2011. Ms. Levesque holds a B.S. in Business Management Economics from the University of California, Santa Cruz.
Robert Julian has served as our Chief Financial Officer since October 2021. Mr. Julian also served as our Co-Interim Chief Executive Officer from June 7, 2022 through February 5, 2023. Previously, Mr. Julian served as Chief Financial Officer and Secretary for Sportsman’s Warehouse Holdings, Inc. (“Sportsman’s Warehouse”), a position he held since April 2019. Mr. Julian has over 30 years of financial management experience, in both public and private companies, ranging in size from small-cap enterprises to Fortune 100 companies. Prior to Sportsman’s Warehouse, he served as Executive Vice President, Chief Financial Officer and Treasurer for Deluxe Entertainment Services Group from July 2017 to June 2018. Prior to that, Mr. Julian served as Senior Vice President and Chief Financial Officer for Callaway Golf Company from May 2015 to April 2017, and as Executive Vice President and Chief Financial Officer for Lydall Inc. from October 2012 to May 2015. Previously in his career, Mr. Julian held senior financial roles at Rockwell International, Honeywell, Cisco Systems, Fisher Scientific and Legrand S.A. Mr. Julian has served as a member of the board of directors of Shoals Technologies Group, Inc. (NASDAQ: SHLS) since August 2022. He earned a B.A. Finance, with honors, from Michigan State University, and an MBA Finance from the University of Michigan.

CORPORATE GOVERNANCE

Todd Suko has served as our Chief Legal Officer and Secretary since May 2020. Previously, Mr. Suko served as Chief Financial and Legal Officer at OneMarket Limited from November 2017 to May 2020. Prior to joining OneMarket, Mr. Suko was at Harman International Industries, Inc. from September 2008 to June 2017, where he oversaw all legal affairs in his role as Executive Vice President and General Counsel. Mr. Suko previously served as Vice President, General Counsel and Secretary at UAP Holding Corp. from February 2001 to August 2008, overseeing its environmental health and safety and transportation functions. Earlier, Mr. Suko was in private practice at McKenna & Cuneo, LLP from September 1996 to January 2001. Mr. Suko earned his undergraduate and law degrees from the University of Virginia. He also served as an aviator in the United States Navy and retired as a Commander in the Navy Reserve.
Luke Friang has served as our Chief Technology and Product Officer since January 2023. Previously, Mr. Friang served as the Head of Tech & Digital at Lovevery from June 2021 to December 2022 and was an original member of Zulily's executive team and served as Zulily’s Chief Technology and Product Officer from February 2011 to January 2021, Mr. Friang has deep e-commerce and retail domain experience, with more than 20 years of senior leadership experience across companies including Eddie Bauer, Spiegel, Costco and Walgreens. Mr. Friang studied business administration, computer sciences, and Internet technology at Edmonds Junior College and North Seattle College.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023
Our Board and Audit Committee are asking our stockholders to ratify the appointment by our Audit Committee of KPMG LLP (“KPMG”) as the independent registered public accounting firm to conduct the audit of our financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2023. Stockholder ratification of such selection is not required by our Bylaws or any other applicable legal requirement. However, our Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance.
In the event our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to continue to retain KPMG for the fiscal year ending December 31, 2023. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change should be made.
KPMG has audited our financial statements since 2013. A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions.
Principal Accountant Fees and Services
We were billed by KPMG for the years ended December 31, 2022 and 2021 as follows:

Years Ended December 31

	2022 ($)	2021 ($)

Audit fees	2,807,000	2,869,650
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	2,807,000	2,869,650

Audit fees above are professional services associated with the annual audit of our financial statements, review of interim financial statements, and professional consultations with respect to accounting issues directly related to the financial statement audit. There were no Audit-related fees, Tax fees, or All other fees billed by KPMG for the years ended December 31, 2022 and 2021.
Determination of Independence
In considering the nature of the services provided by our independent registered public accounting firm, our Audit Committee determined that such services are compatible with the provision of independent audit services. Our Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.
Additional information concerning our Audit Committee and its activities can be found in the sections named “Board Committees – Audit Committee” and “Report of the Audit Committee.”

PROPOSAL TWO
Pre-Approval Policy
According to policies adopted by our Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by our Audit Committee.
Our Audit Committee approved all services provided by KPMG during the years ended December 31, 2022 and 2021. Our Audit Committee has considered the nature and amount of the fees billed by KPMG and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining KPMG’s independence.
Recommendation of Our Board and Audit Committee
OUR BOARD AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL TWO
Report of the Audit Committee
The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.
In fulfilling its oversight responsibilities, the Audit Committee:
•reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2022 with management and KPMG;
•discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB; and
•discussed the independence of KPMG with that firm.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. The Audit Committee also appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Submitted by the Audit Committee of our Board:
Robert Krolik, Chair
Karen Katz
James Miller

PROPOSAL THREE
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with SEC rules, we are providing our stockholders with the opportunity to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement.
This proposal, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives and program, as described in this proxy statement. Accordingly, we ask our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement, including in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the stockholders of The RealReal, Inc. approve, on a non-binding advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2023 Annual Meeting, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
This proposal will be decided by a majority of the votes cast. This means that this proposal will be approved on an advisory basis if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal. An abstention will have the same effect as a vote “AGAINST” Proposal Three.
As an advisory vote, the result will not be binding on our Board or Compensation Committee. The say-on-pay vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. Our Board and Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program.
Recommendation of Our Board and Compensation Committee
OUR BOARD AND OUR COMPENSATION COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCUSSED IN THIS PROXY STATEMENT.

LETTER FROM OUR COMPENSATION, DIVERSITY AND INCLUSION COMMITTEE

Dear Stockholders:
On behalf of The RealReal’s entire Board of Directors, we want to thank you for your investment in our Company and for your support of its leadership. We value the views of our stockholders as expressed through our Say-on-Pay advisory vote, as well as the feedback received through our regular stockholder outreach and engagement process.
As a Compensation Committee, we recognize the importance of your Say-on-Pay support, and we were disappointed to receive only 48% support at our 2022 annual meeting. In 2021 we worked on substantive changes to our executive compensation programs, some of which took effect in 2022. During 2022 and early 2023, we worked with management to expand our stockholder engagement efforts and gather more information on your perspectives with regard to our executive compensation program and, in particular, pay and performance alignment.
Through this process we reached out to our largest shareholders, representing approximately 60% of shares held at the time of our outreach. We specifically requested feedback from stockholders on our executive compensation program to consider ways to further evolve our program, and also solicited feedback on governance and ESG matters to better understand stockholders’ views on these issues. We listened to your feedback, and then evaluated each aspect of our executive compensation program with this feedback in mind.
We learned through our outreach that the primary objection to our 2022 Say-on-Pay proposal was the lack of performance-based long-term incentive awards during 2021. By the time of our outreach, many stockholders acknowledged that the Company had taken steps necessary to address their earlier concerns, particularly with granting our first performance-based long-term incentive awards in 2022. Our stockholders also acknowledged our recent governance improvements, including the expansion of our stock ownership guidelines and the adoption of a clawback policy in 2021.
In direct response to stockholder feedback, we continue to make substantial changes to our executive compensation program, which are highlighted in the pages that follow. We believe these changes enhance our pay-for-performance philosophy, further align the interests of our executives with stockholders and advance our objectives to attract and retain critical leaders.
Although the result of our 2022 Say-on-Pay vote was disappointing to us, we remain encouraged by the positive feedback from our stockholders regarding the evolution of our executive compensation program. We continuously review ways to evolve our executive compensation program to attract, motivate and retain our executives because they are critical to our ongoing success and long-term stockholder value creation. We have greatly benefited from and appreciated this dialogue, and we look forward to continuing it with you.
Thank you for your continued support and investment in The RealReal.

Sincerely, The Compensation, Diversity and Inclusion Committee of our Board: Caretha Coleman, Chair Chip Baird Niki Leondakis

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The focus of this Compensation Discussion and Analysis (“CD&A”) is on the Company’s compensation philosophies and programs for our named executive officers (our “NEOs”) for 2022:
•Rati Sahi Levesque, President and Chief Operating Officer; Co-Interim Chief Executive Officer from June 7, 2022 to February 5, 2023;
•Robert Julian, Chief Financial Officer; Co-Interim Chief Executive Officer from June 7, 2022 to February 5, 2023;
•Todd Suko, Chief Legal Officer and Secretary;
•Julie Wainwright, former Chief Executive Officer and Board Chair;(1) and
•Arnie Katz, former Chief Technology Officer.(2)
John Koryl was appointed as our Chief Executive Officer and member of our Board effective February 6, 2023, and Luke Friang was appointed as our Chief Technology and Product Officer effective January 16, 2023. See “—Our New Chief Executive Officer” and “—Our New Chief Technology and Product Officer” sections below for descriptions of their new hire compensation packages.

(1)    Our founder Ms. Wainwright transitioned from our Chief Executive Officer and Board Chair to an executive advisor on June 7, 2022, and her employment with the Company was terminated effective December 31, 2022.
(2)    Mr. Katz joined the Company on January 4, 2021 and served as our Chief Technology Officer until his employment with the Company was terminated effective February 28, 2022.
2022 Financial and Business Highlights
In 2022, we experienced strong financial and operational results. During 2022:
•Revenue increased 29% over 2021 to $603 million.
•Net Loss was $196 million compared to $236 million in 2021.
•We shifted our strategy to re-focus our efforts on profitable consignment revenue growth, and we began to de-emphasize less profitable areas like direct revenue and art, home and kids categories.
We believe we are on the right track as a business. We have added new talented leadership and are aligning our strategy to pursue profitable growth.
2022 Say-On-Pay Vote and Executive Compensation Updates
In 2022, we held our first non-binding advisory vote on the compensation of our named executive officers (a “Say-on-Pay” vote), and we received 48% support from our investors. Following this vote, we conducted an extensive engagement campaign with our stockholders, which we describe in detail below.
The Company qualifies as a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, and is permitted to provide scaled compensation disclosure as a result. However, to address stockholder concerns voiced through our 2022 Say-on-Pay vote, we have chosen not to avail ourselves of the scaled disclosure and to provide fulsome disclosure in this CD&A and the compensation tables that follow.
Our Approach
Our Board recognizes the value of regular, two-way dialogue with our stockholders. Feedback from our stockholders is integral to our Board’s decision-making process, and, accordingly, in late 2022 and early 2023 we invited our largest stockholders who represented approximately 60% of our shares outstanding at the time of our outreach to engage with us. We ultimately held meetings with stockholders representing approximately 25% of our shares then outstanding.

COMPENSATION DISCUSSION AND ANALYSIS
During these discussions, we gained valuable input from our stockholders on matters including our corporate governance practices, executive compensation program and approaches to sustainability, risk oversight and human capital management. A summary of the key themes follows below.
Key Themes
While our stockholders were generally pleased with the design of our executive compensation program, and in particular, with the incorporation of performance-based awards in our long-term incentive program, they did express concern with our prior practice of granting only time-based long-term incentive awards, and wanted a better understanding of the individual performance component of our annual bonus program. A summary of this feedback and the Company’s response follows:

What We Heard		What We Did
Topic	Feedback	Changes for 2022-2023

Long-Term Incentive Awards	Stockholders expressed a concern that our 2021 annual long-term incentive awards were entirely in the form of time-based restricted stock units (“RSUs”).	In 2022, we introduced performance-based restricted stock units (“PSUs”) as part of our annual long-term incentive program. PSUs comprised 50% of the target value of awards granted to our then CEO and between 30% and 50% for our other NEOs. Based on the positive feedback we received from our stockholders regarding this change, we continued our PSU program in 2023 for our NEOs.

Chief Financial Officer Compensation	Stockholders expressed a concerns that our CFO’s new hire long-term incentive award granted in 2021 was not subject to any performance-based vesting criteria as well as the overall quantum of his 2021 compensation.	Our Compensation Committee took this feedback into account when designing Mr. Julian’s 2022 compensation. As shown in the Summary Compensation Table, Mr. Julian received significantly lower long-term incentive awards for 2022, and 50% of the target value of such awards was in the form of PSUs. Our Compensation Committee also took this feedback into account when designing the compensation program for our new CEO, John Koryl, in 2023. PSUs comprise the majority of the target value of his long-term incentive awards, and the PSUs vest subject to stock price hurdles to align directly with our stockholders’ interests. For more information, see “—Our New Chief Executive Officer” section below.

Annual Bonus Metrics	Stockholders raised questions about the individual performance criteria under our 2021 annual bonus program.	Individual performance metrics were removed in 2022 for our CEO, CFO, and President & COO. The Compensation Committee has committed to provide additional disclosure on the individual goals for our other NEOs.

Program Design Generally	In general, stockholders were otherwise pleased with the overall design and framework of our executive compensation program. Stockholders acknowledged that, by the time of our engagement meetings in late 2022 and early 2023, the Company had already taken steps necessary to address their earlier concerns, particularly with granting our first PSU awards in 2022.	We plan to continue stockholder outreach on an annual basis in order to ensure alignment between our executive compensation programs and stockholder interests.
Our Board and Compensation Committee intend to consider the results of the 2023 Say-on-Pay vote, as well as future advisory votes and other stockholder feedback, in evaluating our executive compensation program and making its executive compensation decisions.

COMPENSATION DISCUSSION AND ANALYSIS
Our Executive Compensation Philosophy
Through our pay-for-performance philosophy, our primary objective is to create value for our stockholders on a consistent and long-term basis. Our Compensation Committee believes our executive compensation program is designed to reward our executive team in alignment with our business objectives and long-term stockholder interests. Additionally, as detailed further in the section named “Corporate Governance – Oversight of Environmental, Social and Governance (“ESG”) Initiatives,” we believe it is critical for the interests of our executives to be aligned with our values, which guide how we lead, collaborate and drive results.
We operate a highly complex business in a competitive and rapidly evolving market, and our ability to compete and succeed in our market is directly correlated to our ability to recruit, motivate and retain top talent. Our headquarters are located in the San Francisco Bay Area, where competition for leadership talent is especially intense, and the cost of living is high. To succeed in achieving our business objectives, we are focused on retaining and attracting experienced leaders. Our Compensation Committee balances this focus with our stockholders’ interests to ensure that compensation is tightly correlated to long-term, sustained performance. To accomplish this, we believe our compensation packages must have components that executives can understand, are competitive against alternatives and appropriately reward strong performance.
Our executive compensation policies and practices support good governance and discourage excessive risk-taking. Our Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals. In addition to the policies discussed above, the following is a checklist of our policies and practices:

What We Do	What We Don’t Do

•Pay for performance: A significant portion of NEO compensation is tied to the Company’s financial performance and the performance of the Company’s stock price.
•Multiple performance metrics: The annual cash bonus program and the long-term incentive program use multiple performance metrics. This approach discourages excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company.
•Engagement of independent advisor: Our Compensation Committee directly retains an independent compensation consultant to advise on the Company’s executive compensation program and practices.
•Independent Compensation Committee: Our Compensation Committee consists solely of independent directors.
•"Double trigger” arrangements: The equity awards held by our NEOs require both a change in control of the Company and a qualifying termination of employment for vesting to fully accelerate.

•No guaranteed incentive bonuses: We do not provide guaranteed incentive bonuses to any of our NEOs.
•No enhanced benefits or excessive perquisites: The Company does not maintain enhanced health benefits for its NEOs and does not permit excessive perquisites.
•No tax gross-ups: No tax gross-ups are paid to cover personal income taxes or excise taxes that pertain to executive or severance payments or benefits.
•No executive retirement plans: We do not offer retirement arrangements for our NEOs that are different from those offered to our other employees.
•No “single trigger” acceleration: We do not provide cash severance or automatic full vesting of equity awards based solely upon a change in control of the Company.

COMPENSATION DISCUSSION AND ANALYSIS
Elements of Our 2022 Compensation Program
For 2022, the material elements of our executive compensation program were base salary, annual cash bonuses and long-term incentive compensation in the form of both RSU awards and PSU awards. “At risk,” incentive-based compensation in the form of an annual cash bonus and equity-based compensation represents the majority of each NEO’s total target direct compensation mix.

Elements of Pay	Structure	Highlights

Base Salary	•Fixed compensation •Attract and retain NEOs in the short-term	•Established in line with competitive market levels •Aligned to scale, scope and complexity of role

Annual Cash Bonuses	•Incentivize and reward achievement against strategic business goals and objectives in short-term	•Incentive plan funding measured against challenging metrics for Revenue and Adjusted EBITDA Margin

Long-Term Incentive Compensation	•Attract and retain NEOs in the long-term •Motivate and reward achievement of long-term Company financial and operational goals •Directly align interests with stockholders	•RSU awards granted to our NEOs in 2022 with four-year vesting •PSUs granted to our NEOs with three-year cliff vesting •Granted at competitive market levels
Base Salary
Base salaries provide a level of fixed compensation sufficient to attract and retain a high-performing leadership team, when considered in combination with the other elements of our executive compensation program. The relative levels of base salary for our NEOs are established after considering market-competitive levels and are intended to reflect each NEO’s scope of responsibility.
Annual Cash Bonuses
Annual cash bonuses may be earned by our NEOs under our annual cash bonus program. In support of our “pay-for-performance” philosophy, this program is designed to motivate and reward our NEOs based on their achievement of performance goals established by our Board at the beginning of each fiscal year.
Long-Term Incentive Compensation
Equity awards under our long-term incentive program are a key element of our executive compensation program, which is designed to align the interests of our NEOs with the long-term interests of our stockholders and to motivate our NEOs to achieve our long-term business objectives. A significant portion of the total target direct compensation of each NEO is provided in the form of RSU and PSU awards, the value of which fluctuates directly with our stock price performance.
2022 Compensation Decisions
Executive Pay Mix
For 2022, a significant portion of our total target NEO compensation (base salary, target bonus and 2022 equity award value), consisted of variable, “at-risk” compensation, comprising 87% of Ms. Sahi Levesque’s total target compensation, 67% of Mr. Julian’s, and 81% of Mr. Suko’s.

COMPENSATION DISCUSSION AND ANALYSIS
Base Salary
In February 2022, our Compensation Committee reviewed the annual base salaries of our existing NEOs after considering a competitive market analysis prepared by its independent compensation consultant, Compensia. Our Compensation Committee relied primarily on compensation peer group data drawn from peer company proxy statements, and in cases where this peer group data was limited for a particular NEO position, custom compensation survey data was used to supplement the peer group data, as necessary. In addition, our Compensation Committee considered each NEO’s roles and responsibilities with the Company.
Overall, base salaries for Mses. Sahi Levesque and Wainwright and Mr. Suko were found to be in the bottom third of the competitive market, and our Compensation Committee determined that the base salary increases set forth below were appropriate to more closely align our existing NEOs’ base salaries with the external competitive market data. These base salary increases were effective in February 2022. A summary of our NEOs’ 2021 and 2022 base salaries is set forth below:

NEO	2021 Base Salary ($)	2022 Base Salary ($)	Percentage Increase

Rati Sahi Levesque	375,000	425,000	13%
Robert Julian	425,000	425,000	—
Todd Suko	325,000	345,000	6%
Julie Wainwright	400,000	440,000	10%
Arnie Katz	325,000	325,000	—
Annual Cash Bonuses
2022 Target Cash Bonus Opportunities
In February 2022, our Compensation Committee reviewed the target annual cash bonus opportunities of our existing NEOs after considering a competitive market analysis prepared by Compensia. Similar to its review of base salary materials, our Compensation Committee relied primarily on compensation peer group data drawn from peer company proxy statements, and in cases where this peer group data was limited for a particular NEO position, custom compensation survey data was used to supplement the peer group data, as necessary. In addition, our Compensation Committee considered each NEO’s roles and responsibilities with the Company.

Our Compensation Committee decided not to increase our NEOs’ 2022 target bonuses over 2021 levels. These target annual cash bonus opportunities were expressed as a percentage of base salary, as follows:

NEO	2022 Target Bonus as Percentage of Base Salary

Rati Sahi Levesque	50%
Robert Julian	50%
Todd Suko	40%
Julie Wainwright(1)	50%
Arnie Katz(2)	—

(1)    Pursuant to the terms of her Transition and Separation Agreement, Ms. Wainwright was entitled to (a) an annual bonus for the 2022 fiscal year based on target performance and (b) an annual bonus for the 2022 fiscal year based on actual performance.
(2)    Mr. Katz’s employment with the Company was terminated effective February 28, 2022, and, as a result, he did not earn an annual bonus for the 2022 fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS
The 2022 annual cash bonus opportunities for our NEOs were based on the following metrics:

Bonus Metrics	Description

Revenue	The substantial majority of our revenue is generated by consignment sales, and we also generate revenue from direct sales and shipping services. Consignment revenue is generated from the sale of pre-owned luxury goods through our online marketplace and retail stores on behalf of consignors. Direct revenue is generated from the sales of company-owned inventory. Shipping services revenue is generated from shipping fees we charge to buyers for outbound shipping and handling activities related to delivering purchased items to our buyers. We also generate shipping services revenue from the shipping fees for consigned products returned by our buyers to us within policy.

Adjusted EBITDA Margin	Adjusted EBITDA Margin is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA Margin facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA Margin is calculated by dividing the non-GAAP measure of Adjusted EBITDA by total revenue (as discussed below).

Individual Goals (Mr. Suko)	Individual performance goals were established based on key objectives in support of the Company’s strategic goals and budget achievement for the applicable team.
To more closely align our 2022 annual bonus program with stockholder interests, and given the significant impact their roles have on the financial performance of the Company, the Compensation Committee eliminated the individual performance bonus metric for Mses. Sahi Levesque and Wainwright and Mr. Julian. As a result, their 2022 annual bonus metrics were Revenue and Adjusted EBITDA Margin, weighted 50/50. Mr. Suko’s annual bonus metrics were Revenue, Adjusted EBITDA Margin, and individual performance, weighted 40/40/20. Mr. Suko’s individual performance goals were established by the CEO in the beginning of 2022 and based on operating budget, management of legal fees, and leadership contributions to the executive team. The Compensation Committee determined the individual component for Mr. Suko was met at target.
Our NEOs were eligible to earn 0% to 150% of their 2022 target annual cash bonus opportunities with respect to the Revenue and Adjusted EBITDA Margin metrics, as follows (subject to straight-line interpolation for performance achievement between threshold and max):

Bonus Metrics	< Threshold (0% Payment)	Threshold (50% Payment)	Target (100% Payment)	Max or > (150% Payment)

Revenue	< $635,000,000	$635,000,000	$665,000,000	$695,000,000 or >
Adjusted EBITDA Margin	< -15.5%	-15.5%	-13.5%	-11.5% or >
2022 Annual Cash Bonus Achievement
In February 2023, our Board certified the following performance results for 2022, which resulted in a payment of 0% of the target annual cash bonus opportunities for Mses. Sahi Levesque and Wainwright and Mr. Julian, and payment of 20% of the target annual cash bonus opportunity for Mr. Suko, as summarized below:

Bonus Metrics	2022 Results	Percentage Payment by Metric

Revenue	$603,493,000	0%
Adjusted EBITDA Margin(1)	-18.6%	0%
Individual Goals (Mr. Suko)	Target	100%

(1)    With respect to the non-GAAP measure of Adjusted EBITDA Margin, reference is made to the “Adjusted EBITDA Reconciliation” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022. Adjusted EBITDA Margin was calculated by dividing Adjusted EBITDA by total revenue, each as reported under Item 7 of such Annual Report on Form 10-K.

COMPENSATION DISCUSSION AND ANALYSIS

NEO	Total 2022 Bonus Payment ($)

Rati Sahi Levesque	—
Robert Julian	—
Todd Suko	27,378
Julie Wainwright	—
Arnie Katz	—
Long-Term Incentive Compensation
Our Philosophy
A significant portion of our NEOs’ total target direct compensation is delivered through equity awards. The Company’s 2019 Equity Incentive Plan was designed to assist the Company in attracting, retaining and motivating executive officers and other key employees, and to align the interests of the officers and other key employees with those of our stockholders. In 2022, long-term incentive compensation was provided in the form of RSU and PSU awards. Each unit granted pursuant to an RSU or PSU award represents a contingent right to receive one share of our common stock for each unit that vests. Our Compensation Committee believes that RSU awards appropriately align executive interests with long-term stockholder value creation, and enhance retention for key executives. In addition, PSU awards provide further incentive for our executive team to execute on strategic initiatives in order to accomplish and exceed our long-term business goals.
2022 RSU Awards
Our Compensation Committee typically grants annual RSU awards to our NEOs and other senior executives in the first fiscal quarter each year. At its February 2022 meeting, our Compensation Committee reviewed the value of annual RSU awards for each NEO after considering a competitive market analysis prepared by Compensia, along with other factors that included the value of outstanding and unvested equity awards for each NEO and internal leveling among other executive officers.
In February 2022, our Board granted RSUs to Mses. Sahi Levesque and Wainwright and Messrs. Suko and Julian, which vest in 16 substantially equal quarterly installments, subject to the applicable NEO’s continuous service as of each vesting date and subject to acceleration upon certain events. The following table sets forth the number of units and the grant date fair value of the RSU awards granted to our NEOs during 2022:

Named Executive Officer	Total Number of RSUs (#)	Grant Date Fair Value of RSUs ($)

Rati Sahi Levesque	149,016	1,369,457
Robert Julian	37,254	342,364
Todd Suko	104,311	958,618
Julie Wainwright(1)	223,524	2,054,186
Arnie Katz	—	—

(1)    Pursuant to the terms of her Transition and Separation Agreement, Ms. Wainwright was entitled to accelerated vesting of 50% of her unvested time-based restricted stock unit awards that were outstanding on her termination date of December 31, 2022.

COMPENSATION DISCUSSION AND ANALYSIS
2022 PSU Awards
In 2022, in response to feedback we received from our stockholders, and aligned with best practices, the Company introduced PSU awards under the Company’s long-term incentive program to further align executive compensation with the Company’s financial performance and to promote executive retention. Our Board made its initial grant of PSU awards to our NEOs in February 2022.
Target Value
The target value of the PSU awards comprised 50% of the value of the 2022 long-term incentive compensation awards for Mses. Wainwright and Levesque and Mr. Julian, respectively, and 30% of the target value of the 2022 long-term incentive compensation awards for Mr. Suko:

Named Executive Officer	Total Number of RSUs (#)	Target Number of PSUs (#)	Grant Date Fair Value of Target PSUs ($)[1]

Rati Sahi Levesque	149,016	149,016	1,208,520
Robert Julian	37,254	37,254	302,130
Todd Suko	104,311	44,704	362,549
Julie Wainwright	223,524	223,524	1,589,256
Arnie Katz	—	—	—

(1)    Computed in accordance with FASB ASC Topic 718 based on the probable performance outcome of the performance conditions as of the date of grant (target performance). The RSU awards were granted to our NEOs on February 14, 2022. The PSU awards were granted to Ms. Sahi Levesque and Messrs. Julian and Suko on February 18, 2023 and to Ms. Wainwright on February 23, 2023. The difference in stock prices on the various grant dates produced grant date fair values that differ from the Compensation Committee’s intended target values, as reflected in the numbers of RSUs relative to target PSUs.
Consistent with our practice in prior years, our Compensation Committee reviewed Ms. Wainwright’s 2022 total target direct compensation against our compensation peer group (discussed below) and also considered the Company’s performance. Based on this review, our Compensation Committee determined to grant Ms. Wainwright 2022 long-term incentive awards with a lower aggregate target value than Ms. Wainwright’s 2021 long-term incentive award.
PSUs Granted
The following table sets forth the number of PSUs subject to the PSU awards granted to our NEOs during 2022 assuming threshold, target and maximum level performance achievement:

Named Executive Officer	Threshold Number of PSUs (#)	Target Number of PSUs (#)	Maximum Number of PSUs (#)

Rati Sahi Levesque	74,508	149,016	223,524
Robert Julian	18,627	37,254	55,881
Todd Suko	22,352	44,704	67,056
Julie Wainwright(1)	111,762	223,524	335,286
Arnie Katz	—	—	—

(1)    Pursuant to the terms of her Transition and Separation Agreement, Ms. Wainwright’s outstanding PSUs were forfeited on her termination date of December 31, 2022.

COMPENSATION DISCUSSION AND ANALYSIS
Performance Conditions
The PSU awards cliff-vest subject to the applicable executive’s continuous service (discussed in turn below) and the Company’s performance over a three-year period. Performance is measured based on achievement of annual GMV and Adjusted EBITDA goals, weighted 50/50 and measured annually from January 1, 2022 through December 31, 2024.
The total target PSUs are allocated proportionately to each performance year (i.e., January 1, 2022 to December 31, 2022, January 1, 2023 to December 31, 2023, and January 1, 2024 to December 31, 2024) such that each performance year is allocated one-third of the total PSUs granted for purposes of the performance-based vesting conditions. Performance for each performance year is measured independently, and there is no cumulative performance measurement. Our NEOs are eligible to earn 0% to 150% of their target PSUs respect to each metric during each performance year, with no straight-line interpolation. No PSUs will be earned with respect to a particular metric if performance for the applicable year falls below threshold.
GMV and Adjusted EBITDA were selected as equally weighted metrics to motivate and reward achievement against both top line growth and company profitability, as discussed below:

PSU Metrics	Description

GMV	GMV represents the total amount paid for goods across our online marketplace in a given period. We believe this is an important measure of the scale and growth of our online marketplace and a key indicator of the health of our consignor ecosystem. We monitor trends in GMV to inform budgeting and operational decisions to support and promote growth in our business and to monitor our success in adapting our business to meet the needs of our consignors and buyers.

Adjusted EBITDA	Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes.
Our Compensation Committee recognizes that there are several factors driving our business performance and long-term value generation for our stockholders, and considers performance metrics for our NEOs’ incentive compensation holistically. To motivate and award achievement across multiple factors, our Compensation Committee determined to incorporate GMV for our PSU program, and use Revenue as one of the Company performance metrics under the 2022 annual bonus program (discussed above), in addition to Adjusted EBITDA Margin.
Service Conditions
Our Compensation Committee believes the service condition should incentivize the retention of our NEOs over the long term. To that end, continuous service is required through March 1, 2025 for any PSUs to become vested and settled.
2022 Performance Year Achievement
Our NEOs were eligible to earn 0% to 150% of the 2022 PSU tranche with respect to the following GMV and Adjusted EBITDA metrics:

PSU Metrics	< Threshold ($)	Threshold ~~($)~~	Target ($)	Max or > ($)

GMV	< 1,975,000	2,025,000	2,175,000	2,175,000 or >
Adjusted EBITDA	< -100,000,000	-100,000,000	-90,000,000	-80,000,000 or >

COMPENSATION DISCUSSION AND ANALYSIS
In February 2023, our Board certified the following performance results for 2022, which will result in zero PSUs earned of the 2022 PSU tranche:

PSU Metrics	2022 Results ($)	PSU Achievement

GMV	1,815,983,000	Below Threshold
Adjusted EBITDA	-112,454,000	Below Threshold
2023 PSU Awards
In 2023, the Company continued to grant PSU awards under the Company’s long-term incentive program. The 2023 PSUs will vest and become exercisable in three tranches based on the achievement of both a time-based vesting condition and a performance-based vesting condition tied to the achievement of specified stock prices. The Compensation Committee believes that the 2023 PSU design will further align executive compensation to the Company’s financial performance and interests of our stockholders as well as continue to promote executive retention. Our board granted 2023 PSUs to Ms. Sahi Levesque and Messrs. Julian and Suko in March 2023, in addition to RSU awards.
Other Benefits and Perquisites
We maintain a qualified Section 401(k) retirement savings plan, which allows participants to defer 0% to 100% of their cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. We may make discretionary matching and profit-sharing contributions to the plan. In 2022, we matched up to 25% of employee elective deferrals under our 401(k) savings plan, up to a maximum of $1,000 per employee, and did not make any profit-sharing contributions. Participants are always vested in their contributions to the plan, and participants vest in their Company matching and profit-sharing contributions under a one-year to four-year graded vesting schedule. The Company does not maintain enhanced health benefits for its executives. In addition, the Company does not permit excessive perquisites.
CEO Transition and Special Cash Bonuses
On June 7, 2022, the Company announced that our founder Ms. Wainwright was stepping down as CEO and director and that Ms. Sahi Levesque and Mr. Julian were appointed as Co-Interim CEOs while a search for the Company’s permanent CEO was underway. In order to ensure continuity between Ms. Wainwright and our executive team, Ms. Sahi Levesque and Messrs. Julian and Suko were each granted special cash bonuses in the amounts of $250,000, $250,000 and $150,000, respectively. These bonuses were made in light of increased duties and responsibilities for these key executives in leading the Company through a critical transition during 2022, through the onboarding of our new CEO in 2023. All other forms of compensation for Ms. Sahi Levesque and Messrs. Julian and Suko remained unchanged during this time.
Pursuant to the terms of the special bonus letters entered into between the Company and each of Ms. Sahi Levesque and Messrs. Julian and Suko, the special bonuses became payable within 15 days following the earlier of (a) the nine-month anniversary of June 7, 2022 (i.e., March 7, 2023) or (b) the three-month anniversary of the date on which the Company’s new permanent CEO commences employment with the Company (the “Award Date”), subject to the applicable executive’s continued employment with the Company through the Award Date. These bonuses were paid in March 2023 in accordance with their terms. See “—Potential Payments Upon Termination or Change in Control—Our Former Chief Executive Officer and Board Chair” for information regarding Ms. Wainwright’s Transition and Separation Agreement.
Our New Chief Executive Officer
In connection with his appointment as our Chief Executive Officer on February 6, 2023, our Compensation Committee discussed the various elements of Mr. Koryl’s new hire compensation package. Our Compensation Committee considered the competitiveness of the offer, the timeliness of the appointment given our prior CEO’s departure in June 2022, and alignment with our stockholders’ interests. In its deliberations, our Compensation Committee worked closely with Compensia to understand current market practice in similar situations, including among companies in our compensation peer group. After significant

COMPENSATION DISCUSSION AND ANALYSIS
deliberation and arms-length negotiations, the Company and Mr. Koryl entered into an Offer Letter, dated as of January 24, 2023, which sets forth his initial base salary, target annual cash bonus opportunity, a recommendation to our Board for the grant of a long-term incentive compensation awards in the form of RSUs and PSUs, employee benefits according to our applicable Company policy and benefit plans, and a one-time sign-on bonus.
Pursuant to his offer letter with the Company, Mr. Koryl is entitled to (a) an annual base salary of $700,000, (b) a target bonus opportunity of 100% of base salary (prorated for 2023), and (c) a one-time sign-on bonus of $300,000, payable on the first regularly scheduled pay date following Mr. Koryl’s start date with the Company. If Mr. Koryl is terminated by the Company for “cause” or resigns from the Company without “good reason” (as defined in the offer letter) (i) on or prior to February 6, 2024, he is required to repay the entire sign-on bonus or (ii) between February 6, 2024 and February 6, 2025, he is required to repay one-half of the sign-on bonus. Mr. Koryl is also eligible for severance at the CEO level under the Company’s standard severance and change in control agreement.
In addition, in March 2023 the Company granted Mr. Koryl two inducement equity awards in accordance with the terms of his offer letter: (a) 1,250,000 RSUs, which will vest 25% on the first anniversary of the vesting commencement date and in 12 substantially equal quarterly installments thereafter, subject to Mr. Koryl’s continuous service with the Company through the applicable vesting date; and (b) 1,500,000 PSUs, which will be eligible to vest over a five-year performance period (the “Performance Period”) based on (i) Mr. Koryl’s continuous service with the Company and (ii) the Company’s stock price achievement, as summarized below:

PSUs Eligible to Vest (1)	Service Condition(2)	Performance Condition(3)

150,000	12 months	$5.00
300,000	24 months	$7.50
350,000	36 months	$10.00
700,000	48 months	$15.00

(1)    The PSUs will vest on the first date on which both the service condition and performance condition are achieved for the applicable PSU tranche (referred to herein as “time-vesting” and “performance-vesting”, respectively) during the Performance Period.
(2)    Mr. Koryl must be continuously employed by the Company from the vesting commencement date through the service period set forth above for the applicable PSU tranche to time-vest; provided that the service condition will be deemed satisfied (a) upon the consummation of a “change in control” (as defined in the Company’s standard severance and change in control agreement) in which the PSUs are not assumed or substituted or (b) upon his termination without “cause” or resignation with “good reason” (in each case, as defined in the Company’s standard severance and change in control agreement) (i) within the three-month period prior to a change in control or (ii) following a change in control through the 48-month anniversary of the vesting commencement date.
(3)    The Company must achieve the stock prices set forth above during the Performance Period for the applicable PSU tranche to performance-vest. Stock price performance will be measured based on the 60-day volume-weighted average price of one share of the Company’s common stock registered on Nasdaq, as well as on the last trading day prior to the occurrence of a change in control.
Our New Chief Technology and Product Officer
In connection with his appointment as our Chief Technology and Product Officer on January 16, 2023, the Company entered into an offer letter with Luke Friang on November 16, 2022, which provides for (a) an annual base salary of $415,000, (b) a target bonus opportunity of 50% of base salary (prorated for 2023), and (c) a one-time sign-on bonus of $520,000, of which (i) one half is payable on the first regularly scheduled pay date following Mr. Friang’s start date with the Company and (ii) one half is payable on the first regularly scheduled pay date following the first anniversary of Mr. Friang’s start date with the Company, in each case, subject to his continuous employment with the Company through each such date. If Mr. Friang resigns from the Company or is terminated by the Company for “cause” (as defined in the offer letter) prior to January 16, 2025, he is required to repay one-half of the sign-on bonus. In accordance with the terms of his offer letter, in March 2023 the Company granted Mr. Friang an inducement equity award of 325,000 RSUs, which will vest 25% on the first anniversary of the vesting commencement date and in 12 substantially equal quarterly installments thereafter, subject to Mr. Friang’s continuous employment with the Company through the applicable vesting date. Mr. Friang is also eligible for severance under the Company’s standard severance and change in control agreement.

COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Process
Role of Our Compensation Committee
Our Compensation Committee meets regularly with management and in executive session without members of management present to make decisions on our executive compensation programs and on the compensation of our CEO and other executives. In making executive compensation decisions, our Compensation Committee reviews a variety of market data and information, including Company, compensation peer group, and relevant industry information, and considers the recommendations of its independent compensation consultant, Compensia. The chair of our Compensation Committee reports the actions of our Compensation Committee to our Board at each regular meeting. With respect to our CEO’s compensation, our Compensation Committee makes recommendations to the independent members of our Board for their review and approval.
Our Compensation Committee’s responsibilities include, among other things, reviewing and approving (or making recommendations to our Board, as applicable):
•overall compensation strategy;
•amounts and form of executive compensation, including base salary, annual cash bonuses and long-term incentive compensation;
•goals and objectives to be considered in determining the compensation of the CEO and other NEOs;
•annual and long-term incentive plans and benefit plans;
•Board compensation for the non-employee members of our Board;
•annual proxy disclosure and CD&A disclosure; and
•our compensation peer group.
Compensation Peer Group
Our Compensation Committee has established a compensation peer group that it uses as a reference in understanding the market competitiveness of our executive compensation programs. Our Compensation Committee evaluates this peer group on an annual basis to ensure that the companies selected remain appropriate.
The following companies comprised our compensation peer group for 2022:

2022 Compensation Peer Group

a.k.a. Brands Holdings	EverQuote	Purple Innovation	Stitch Fix
CarGurus	Lending Club	Quotient Technology	ThredUp
CarParts.com	Magnite	Revolve Group	TrueCar
Cars.com	PetMed Express	Shift Technologies
Eventbrite	Poshmark	Shutterstock

COMPENSATION DISCUSSION AND ANALYSIS
The following guiding criteria was used in establishing our compensation peer group:

Industry	•Internet and direct marketing retail •Interactive media and services; software •Other industry connected to retail, or consumer discretionary, with a focus on internet and direct marketing.

Revenue	•Prior four quarters’ revenue in range of 0.5x to 2.0x to the Company

Market Capitalization	•Market capitalization range of 0.25x to 4.0x to the Company

Geography	•Companies who may compete for executive talent in the San Francisco Bay Area
Certain of our peer companies from 2021 were removed from our 2022 peer group either due to (a) transformative transactions or (b) revenue or market capitalization growth exceeding our criteria. Peer companies that were added to our 2022 peer group were selected based on the criteria described above.
For executive positions where our compensation peer group data is limited, our Compensation Committee also reviewed survey data from Radford comprised of participating peer companies and other financially relevant industry competitors.
Role of the Independent Compensation Consultant
Since 2019, Compensia has been engaged as the independent compensation consultant of our Compensation Committee. Our Compensation Committee has analyzed under the applicable SEC rules and the relevant Nasdaq listing standards whether the work of Compensia as a compensation consultant raises any conflict of interest and has determined that the work of Compensia has not created any conflict of interest.
Compensia reviews and advises on all principal aspects of our executive compensation program. Its main responsibilities include:
•providing independent advice to our Compensation Committee on current trends and best practices in compensation design and program alternatives, and advising on plans or practices that may improve the effectiveness of our compensation program;
•providing and discussing compensation peer group and broad compensation survey data for competitive comparisons and, based on this information, preparing independent analyses on NEO compensation, including the CEO and newly hired executives;
•reviewing our equity plan and assessing total share usage relative to our peers;
•reviewing the CD&A and other compensation-related disclosures in our proxy statements;
•offering recommendations, insights and perspectives on compensation-related matters; and
•assisting our Compensation Committee in designing executive compensation programs that are competitive and align the interests of our executives with those of our stockholders.
Role of Management
Our CEO is present at Compensation Committee meetings, except when our Compensation Committee is in executive session or when the CEO’s own compensation is being discussed. With regard to executive compensation, our CEO provides an evaluation of each NEO’s performance to our Compensation Committee and makes recommendations with respect to base salary, target annual cash bonus opportunities and long-term incentive compensation for each of her direct reports. These recommendations are made after considering competitive market data drawn from our compensation peer group and other relevant sources, as well as each executive’s responsibilities and impact to the organization. While these recommendations are considered by our Compensation Committee, the members of our Compensation Committee make their own

COMPENSATION DISCUSSION AND ANALYSIS
determinations in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive and exercise of business judgment.
Employment, Severance and Change in Control Agreements
The Company has not entered into formal employment agreements with any of our NEOs. In May 2021, our Board approved a form severance and change in control agreement for our executives, which each of our NEOs has entered into. For a description of these agreements, please see the section named “Compensation Tables – Potential Payments Upon Termination or a Change in Control.”
Clawback Policy
In November 2021, our Compensation Committee adopted a clawback policy that covers each current or former officer, as defined by Section 16 of the Exchange Act (each a “Covered Officer”). The clawback policy allows the Company to seek to recover, at the direction of our Compensation Committee, incentive-based compensation from a Covered Officer for the three-year period preceding the date that the Company announces that it is preparing an accounting restatement due to the Company’s non-compliance with any financial reporting requirement under U.S. federal securities laws (unless due to a change in accounting policy or applicable law).
Incentive-based compensation includes bonuses, awards or grants of cash or equity under any of the Company’s short- or long-term incentive compensation or bonus plans, in each instance where the bonuses, awards or grants were based in whole or in part on the achievement of financial results. The recovery of an amount under this clawback policy may include, at our Compensation Committee’s sole discretion, the cancellation of equity-based awards. The Compensation Committee plans to adopt an updated clawback policy within the time period contemplated by the new SEC rule and related Nasdaq listing standards.

COMPENSATION DISCUSSION AND ANALYSIS
Report of the Compensation, Diversity and Inclusion Committee
The Compensation Committee has reviewed and discussed the CD&A with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to our Board that the CD&A be included in this Proxy Statement.
Submitted by the Compensation, Diversity and
Inclusion Committee of our Board:
Caretha Coleman, Chair
Chip Baird
Niki Leondakis

COMPENSATION TABLES
2022 Summary Compensation Table
The following table provides information on the compensation of our NEOs for services performed in each of the last three fiscal years:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Rati Sahi Levesque President and Chief Operating Officer	2022	417,308	250,000	2,577,977	—	—	1,000	3,246,285
	2021	367,308	—	3,846,366	—	112,435	1,000	4,327,109
	2020	325,385	—	1,951,217	—	—	1,000	2,277,602

Robert Julian(7) Chief Financial Officer	2022	425,000	1,000,000	644,494	—	—	1,000	2,070,494
	2021	99,712	750,000	7,308,250	—	32,470	123	8,190,309
	2020	—	—	—	—	—	—	—

Todd Suko Chief Legal Officer and Secretary	2022	341,923	150,000	1,321,168	—	27,378	1,000	1,841,469
	2021	325,000		1,414,130	—	79,456	1,000	1,819,586
	2020	213,750		3,333,000	—	—	1,000	3,547,750

Julie Wainwright(8) Former Chief Executive Officer and Chair of Board	2022	442,308	—	3,643,442	354,129	—	921,090	5,360,969
	2021	394,616	—	4,468,921	—	120,725	1,000	4,985,262
	2020	365,769	—	4,878,042	—	—	1,000	5,244,042

Arnie Katz(9) Former Chief Technology Officer	2022	57,500	—	—	—	—	175,728	233,228
	2021	318,750		6,464,250	—	53,011	1,000	6,837,011
	2020	—		—	—	—	—	—

(1)    Amounts reported in this column reflect the base salaries earned during the applicable year.
(2)    Amounts reported in this column reflect cash bonuses earned during the applicable year, as discussed in footnote (7).
(3)    Amounts reported in this column reflect the aggregate of (a) the grant date fair value of RSU awards granted in 2022, 2021 and 2020, computed in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”), and excluding estimated forfeitures, based on the Company’s stock price on the date of grant and (b) the grant date fair value of PSU awards granted in 2022, computed in accordance with ASC Topic 718 based on the probable performance outcome of the performance conditions as of the date of grant (target performance). The grant date fair value of the PSU awards if maximum performance is achieved is as follows for Ms. Sahi Levesque, Messrs. Julian and Suko, and Ms. Wainwright, respectively: $1,812,780, $453,195, $543,824, and $2,383,883.
(4)    Amounts reported in this column for 2022 reflect the incremental stock-based compensation expense the Company recognized in connection with the extension of the post-termination exercise period of Ms. Wainwright’s outstanding options, as further discussed in footnote (8). As of the date hereof, all of Ms. Wainwright’s outstanding options are underwater. No stock option awards were granted to our NEOs in 2022, 2021 or 2020.
(5)    Amounts reported in this column represent the payments earned under our annual cash bonus program for the applicable year.
(6)    Amounts reported in this column reflect (a) Section 401(k) matching contributions earned by each NEO (equal to $1,000 for each NEO, other than (i) Mr. Katz who earned $719 in matching contributions in 2022 and (ii) Mr. Julian who earned $123 in matching contributions in 2021), (b) the value of severance earned by Ms. Wainwright in connection with the termination of her employment on December 31, 2022 pursuant to the Transition and Separation Agreement entered into between the Company and Ms. Wainwright, dated as of June 7, 2022, as discussed in footnote (8), and (c) the value of severance earned by Mr. Katz in connection with the termination of his employment on February 28, 2022 pursuant to the Company’s standard severance and change in control agreement, as discussed in footnote (9).
(7)    In connection with Ms. Wainwright’s transition from CEO and Board Chair to an executive advisor on June 7, 2022, Ms. Sahi Levesque and Messrs. Julian and Suko were each granted special cash bonuses in the amounts of $250,000, $250,000 and $150,000, respectively, which become payable within 15 days following the earlier of (a) the nine-month anniversary of June 7, 2022 (i.e., March 7, 2023) or (b) the three-month anniversary of the date on which the Company’s new permanent CEO commences employment with the Company (the “Award Date”), subject to the applicable executive’s continued employment with the Company through the Award Date. These bonus payments are reflected under “Bonus” for 2022, and were paid out in March 2023 in accordance with their terms. In addition, pursuant to the terms of Mr. Julian’s offer letter, entered into with the Company on September 15, 2021, Mr. Julian was entitled to receive (a) a $500,000 relocation bonus, payable within the first 30 days of his start date with the Company (which was earned in 2021), and (b) a $1,000,000 sign-on bonus, payable in four quarterly installments over the first 12 months of employment (of which $250,000 was earned in 2021 and $750,000 was earned in 2022), in each case, subject to Mr. Julian’s continued employment through each applicable payment date and certain repayment conditions. These bonus payments are reflected under “Bonus” for 2022 and 2021.

COMPENSATION TABLES
(8)    In connection with Ms. Wainwright’s termination of her employment, pursuant to the terms of her Transition and Separation Agreement, Ms. Wainwright received (a) her annual base salary ($440,000), (b) a 12-month COBRA subsidy ($8,904), (c) her 2022 annual cash bonus based on target performance ($217,222), (d) her 2022 annual cash bonus based on actual performance ($0), each payable as a lump-sum, (d) an extension of the period during which her outstanding options remain exercisable following termination from (i) 90 days or three months (as applicable) following her termination date to (ii) six months following her termination date ($354,129 in incremental stock-based compensation expense, as set forth in the “Option Awards” column and described in footnote (4) above), and (e) accelerated vesting of 50% of Ms. Wainwright’s unvested time-based restricted stock unit awards that were outstanding on her termination date of December 31, 2022 ($253,964, which equals 203,171 RSUs multiplied by the Company’s closing stock price of $1.25 on December 30, 2022 (the last trading day preceding Ms. Wainwright’s December 31, 2022 termination date)). These severance payments are reflected under “All Other Compensation” for 2022.
(9)    Mr. Katz’s employment with the Company was terminated effective February 28, 2022. In connection with the termination of his employment, pursuant to the terms of the Company’s standard Severance and CIC Agreement, Mr. Katz received (a) one-half of his annual base salary ($162,500) and (b) a six-month COBRA subsidy ($12,509). These severance payments are reflected under “All Other Compensation” for 2022.
2022 Grants of Plan-Based Awards Table
The following table provides information on plan-based awards made in 2022 to each of our NEOs:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	Grant date fair value of stock and option awards ($)(4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Rati Sahi Levesque	Cash Bonus	—	104,514	209,028	313,542	—	—	—	—	—
	RSU	2/14/2022	—	—	—	—	—	—	149,016	1,369,457
	PSU	2/18/2022	—	—	—	74,508	149,016	223,524	—	1,208,520

Robert Julian	Cash Bonus	—	106,250	212,500	318,750	—	—	—	—	—
	RSU	2/14/2022	—	—	—	—	—	—	37,254	342,364
	PSU	2/18/2022	—	—	—	18,627	37,254	55,881	—	302,130

Todd Suko	Cash Bonus	—	68,444	136,889	205,333	—	—	—	—	—
	RSU	2/14/2022	—	—	—	—	—	—	104,311	958,618
	PSU	2/18/2022	—	—	—	22,352	44,704	67,056	—	362,549

Julie Wainwright	Cash Bonus	—	108,611	217,222	325,833	—	—	—	—	—
	RSU	2/14/2022	—	—	—	—	—	—	223,524	2,054,186
	PSU	2/23/2022	—	—	—	111,762	223,524	335,286	—	1,589,256
	Options	3/27/2014	—	—	—	—	—	—	—	31,212
	Options	2/19/2015	—	—	—	—	—	—	—	190,167
	Options	12/17/2015	—	—	—	—	—	—	—	24,000
	Options	2/16/2017	—	—	—	—	—	—	—	107,500
	Options	7/22/2019	—	—	—	—	—	—	—	1,250

Arnie Katz	—	—	—	—	—	—	—	—	—	—

(1)    These columns represent the potential awards under our annual cash bonus program for 2022, as further discussed in the section named “Compensation Discussion and Analysis – 2022 Compensation Decisions – Annual Cash Bonuses.” The payments our NEOs earned under our annual cash bonus program for 2022 are reflected in the 2022 Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2022.
(2)    Each PSU award was granted under our 2019 Equity Incentive Plan and cliff-vests subject to the applicable executive’s continued service through March 1, 2025 and the Company’s performance over a three-year period, except that a portion of the PSU award may vest in the event of a qualifying termination that occurs in the change of control context (see the section named “Potential

COMPENSATION TABLES
Payments Upon Termination or Change in Control”). Performance is measured based on achievement of annual GMV and Adjusted EBITDA goals, weighted 50/50 and measured annually from January 1, 2022 through December 31, 2024.
(3)    Each RSU award was granted under our 2019 Equity Incentive Plan and vests in 16 equal installments on a quarterly basis following the vesting commencement date. Vesting will occur only if the NEO is continuously employed by the Company or one of its subsidiaries through each vesting date, except that a portion of the RSU award may vest in the event of a qualifying termination that occurs in the change of control context. See the section named “Potential Payments Upon Termination or Change in Control.”
(4)    This column represents (a) the grant date fair value of RSU awards granted to our NEOs in 2022 computed in accordance with ASC Topic 718 and excluding estimated forfeitures, determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award, (b) the grant date fair value of PSU awards granted in 2022, computed in accordance with ASC Topic 718 based on the probable performance outcome of the performance conditions as of the date of grant (target performance), and (c) the incremental stock-based compensation expense the Company recognized in connection with the extension of the post-termination exercise period of Ms. Wainwright’s outstanding options pursuant to the terms of her Transition and Separation Agreement. These amounts reflect our calculation of the value of these awards, in accordance with the SEC’s rules, and do not necessarily correspond to the actual value that may ultimately be realized by our NEOs.
2022 Outstanding Equity Awards at Fiscal Year End Table
The following table presents information regarding the outstanding stock options, RSU and PSU awards held by each of our NEOs as of December 31, 2022.

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Rati Sahi Levesque	2/19/2015	2/19/2015	44,905	—	1.74	2/19/2025	—	—	—	—
	12/17/2015	12/17/2015	36,119	—	3.48	12/17/2025	—	—	—	—
	2/16/2017	2/16/2017	35,799	—	2.56	2/16/2027	—	—	—	—
	12/5/2018(3)	12/5/2018	73,608	—	7.64	12/5/2028	—	—	—	—
	7/22/2019(4)	8/20/2019	51,364	13,637	24.79	7/22/2029	—	—	—	—
	7/22/2019(4)	7/22/2019	—	—	—	—	7,500	9,375	—	—
	2/20/2020(4)	2/20/2020	—	—	—	—	39,087	48,859	—	—
	3/13/2021(4)	2/20/2021	—	—	—	—	54,130	67,663	—	—
	12/13/2021(4)	11/20/2021	—	—	—	—	102,539	128,174	—	—
	2/14/2022(4)	2/20/2022	—	—	—	—	121,076	151,345	—	—
	2/18/2022(5)	1/1/2022	—	—	—	—	—	—	74,508	93,135

Robert Julian	11/3/2021(6)	10/1/2021	—	—	—	—	373,750	467,188	—	—
	2/14/2022(4)	2/20/2022	—	—	—	—	30,269	37,836	—	—
	2/18/2022(5)	1/1/2022	—	—	—	—	—	—	18,627	23,284

Todd Suko	5/5/2020(7)	5/20/2020	—	—	—	—	103,125	128,906	—	—
	3/13/2021(4)	2/20/2021	—	—	—	—	10,829	13,536	—	—
	12/13/2021(4)	11/20/2021	—	—	—	—	61,524	76,905	—	—
	2/14/2022(4)	2/20/2022	—	—	—	—	84,753	105,941	—	—
	2/18/2022(5)	1/1/2022	—	—	—	—	—	—	22,352	27,940

COMPENSATION TABLES

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Julie Wainwright(9)	12/17/2015	12/17/2015	50,000	—	3.48	12/17/2025	—	—	—	—
	2/16/2017	2/16/2017	250,000	—	2.56	2/16/2027	—	—	—	—
	7/22/2019(4)	8/20/2019	147,727	34,091	24.79	7/22/2029	—	—	—	—
	7/22/2019(4)	8/20/2019	—	—	—	—	9,375	11,719	—	—
	2/20/2020(4)	2/20/2020	—	—	—	—	48,859	61,074	—	—
	3/13/2021(4)	2/20/2021	—	—	—	—	54,130	67,662	—	—
	2/14/2022(4)	2/20/2022	—	—	—	—	90,807	113,509	—	—
	2/23/2022(5)	1/1/2022	—	—	—	—	—	—	—	—

Arnie Katz	2/17/2021(8)	2/20/2021	—	—	—	—	—	—	—	—
	2/17/2021(8)	2/20/2021	—	—	—	—	—	—	—	—

(1)    Value is calculated by multiplying the number of RSUs that have not vested by the closing market price of our stock ($1.25) as of the close of trading on December 30, 2022 (the last trading day prior to our December 31, 2022 fiscal year-end).
(2)    Value is calculated by multiplying the number of PSUs that have not vested by the closing market price of our stock ($1.25) as of the close of trading on December 30, 2022 (the last trading day prior to our December 31, 2022 fiscal year-end). In accordance with SEC guidance, the number of PSUs reflect threshold performance.
(3)    This award vests in 48 equal installments beginning on the one-month anniversary of the vesting commencement date and for each subsequent month of continuous employment.
(4)    This award vests in 16 equal quarterly installments, subject to the NEO’s continuous employment through the applicable vesting date.
(5)    This award cliff-vests subject to the applicable executive’s continued service through March 1, 2025 and the Company’s performance over a three-year period based on achievement of annual GMV and Adjusted EBITDA goals, weighted 50/50 and measured annually from January 1, 2022 through December 31, 2024. Pursuant to the terms of Ms. Wainwright’s Transition and Separation Agreement, Ms. Wainwright’s PSUs were forfeited on her termination date of December 31, 2022.
(6)    This award vests 35% on the first anniversary of the vesting commencement date and in 12 equal quarterly installments thereafter, subject to the named executive officer’s continuous employment through the applicable vesting date.
(7)    This award vests 25% on the first anniversary of the vesting commencement date and in 12 equal quarterly installments thereafter, subject to the named executive officer’s continuous employment through the applicable vesting date.
(8)    Mr. Katz’s outstanding RSU awards were forfeited on his termination date, February 28, 2022.
(9)    As noted above, pursuant to the terms of Ms. Wainwright’s Transition and Separation Agreement, Ms. Wainwright was entitled to (a) an extension of the period during which her outstanding options remain exercisable following termination from (i) 90 days or three months (as applicable) following her termination date to (ii) six months following her termination date and (b) accelerated vesting of 50% of her unvested time-based restricted stock unit awards that were outstanding on her termination date of December 31, 2022. These time-based restricted stock units became vested on January 8, 2023 in accordance with the terms of Ms. Wainright’s Transition and Separation Agreement. The remainder of Ms. Wainwright’s outstanding time-based restricted stock unit awards as well as her performance-based restricted stock unit award were forfeited on her termination date of December 31, 2022. Amounts reported above reflect this treatment.

COMPENSATION TABLES
2022 Option Exercises and Stock Vested Table
The following table sets forth the number of shares of the Company’s common stock acquired by our NEOs through stock option exercises and the vesting of RSU awards during 2022. In addition, the table presents the value realized upon such exercises or vesting, as calculated, in the case of stock options, based on the difference between the closing price of the Company’s common stock on the date of exercise (or, in the event the date of exercise occurs on a holiday or weekend, the closing price of the Company’s common stock on the immediately preceding trading day) and the option exercise price and, in the case of RSU awards, based on the closing price per share of the Company’s common stock on the vesting date (or, in the event the vesting date occurs on a holiday or weekend, the closing price of the Company’s common stock on the immediately preceding trading day).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Rati Sahi Levesque	50,000	251,500	127,446	464,833
Robert Julian	—	—	208,235	319,150
Todd Suko	—	—	113,627	413,588
Julie Wainwright	1,416,611	2,280,250	193,198	714,532
Arnie Katz	—	—	56,250	456,188
Potential Payments Upon Termination or Change in Control
Severance and Change in Control Agreements
As noted above, in May 2021, our Board approved a form severance and change in control agreement for our executives, and each of our NEOs has since entered into this form agreement. All severance payments and benefits described hereunder are subject to the applicable NEO’s execution and non-revocation of a release of claims in favor of the Company. The Company’s standard severance and change in control agreement has a three-year term, subject to automatic one-year renewal periods unless the Company provides at least 60 days of advance notice of its intention to terminate the applicable agreement. The Company’s standard severance and change in control agreement also contains restrictive covenants, including confidentiality, non-competition and non-solicitation obligations.
Qualifying Termination During the Change in Control Protection Period
If the employment of an NEO is terminated by the Company without “cause” or the NEO resigns from the Company with “good reason,” in either case, during the three-month period preceding or the 12-month period following a “change in control” of the Company (referred to as the “change in control protection period”) (each term, as defined in the Company’s standard severance and change in control agreement), the NEO would be entitled to the following payments and benefits:

Component	Benefits

Salary Benefit	1.5 times base salary (CEO) or 1.0 times base salary (other NEOs), payable in a lump sum

Bonus
1.0 times target annual cash bonus opportunity plus a prorated portion of the target annual cash bonus opportunity (prorated based on the number of days elapsed in the calendar year as of the termination date), payable in a lump sum

Equity	Full acceleration of all outstanding and unvested equity awards

Health Benefits	COBRA subsidy for 18 months (CEO) or 12 months (other NEOs), payable in a lump sum

COMPENSATION TABLES
Qualifying Termination Outside of the Change in Control Protection Period
If the employment of an NEO is terminated by the Company without cause or the NEO resigns from the Company with good reason, in either case, outside of the change in control protection period, the NEO would be entitled to the following payments and benefits:

Component	Benefits

Salary Benefit	1.0 times base salary (CEO) or 0.5 times base salary (other NEOs), payable in a lump sum

Bonus	N/A

Equity	N/A

Health Benefits	COBRA subsidy for 12 months (CEO) or 6 months (other NEOs), payable in a lump sum
Our Former Chief Executive Officer
On June 7, 2022, the Company announced that our founder and former Chief Executive Officer, Chairperson and member of the Board Ms. Wainwright would leave the Company at the end of 2022. In order to ensure continuity between Ms. Wainwright and our executive team, the Company entered into a Transition and Separation Agreement with Ms. Wainwright on June 7, 2022 relating to the termination of her employment on December 31, 2022. Pursuant to the terms of this agreement, from June 7, 2022 to December 31, 2022, Ms. Wainwright served as an executive advisor to the Company, continued to receive the base salary and other benefits to which she was entitled immediately prior to this transition, and remained eligible to receive an annual bonus for the 2022 fiscal year (based on actual performance during the 2022 fiscal year). Our Compensation Committee believes these additional benefits were reasonable given Ms. Wainwright’s role as founder, her significant contributions to the Company over 10+ years, and her continued service as an advisor through the end of 2022.
Upon her termination, and subject to her execution and non-revocation of a release of claims in favor of the Company, Ms. Wainwright was entitled to the cash severance and benefits described above under the severance and change in control agreement for qualifying terminations that occur outside of the change in control protection period, as well as (a) her target annual performance bonus for 2022, (b) extension of the period during which Ms. Wainwright’s outstanding options remain exercisable following termination from (i) 90 days or three months (as applicable) following her termination date to (ii) six months following her termination date, and (c) accelerated vesting of 50% of Ms. Wainwright’s unvested time-based restricted stock unit awards that were outstanding as of her termination date. Ms. Wainwright must also comply with certain restrictive covenants, including confidentiality, non-disparagement, non-competition and non-solicitation obligations.
Our Former Chief Technology Officer
The employment of our former Chief Technology Officer Arnie Katz was terminated effective February 28, 2022. Mr. Katz was entitled to the severance benefits described above under the severance and change in control agreement for qualifying terminations that occur outside of the change in control protection period.
Potential Payments Table
The tables below reflect the value of compensation and benefits that would become payable to each of our NEOs under his or her severance and change in control agreement (or, in the case of Ms. Wainwright, her Transition and Separation Agreement) if, on December 31, 2022, (a) with respect to the first table, a change in control occurred and the NEO experienced a qualifying termination of employment or (b) with respect to the second table, the NEO experienced a qualifying termination of employment. A qualifying termination of employment generally refers to the NEO’s termination of employment by the Company without “cause” or the

COMPENSATION TABLES
NEO’s resignation with “good reason” (each, as defined in the applicable agreement) and does not include death, disability or retirement. Our NEOs are not entitled to severance, or any other benefits, if they experience a non-qualifying termination.
The amounts below are based on the NEO’s outstanding and unvested equity awards as of December 31, 2022 and the Company’s closing stock price of $1.25 on the preceding trading day, December 30, 2022.
Qualifying Termination and Change in Control

Name	Cash Severance ($)(1)	Benefit Continuation ($)(2)	Options ($)(3)	RSUs ($)(4)	PSUs ($)(5)	Total ($)

Rati Sahi Levesque(6)	1,059,028	2,903	—	405,415	186,270	1,653,616
Robert Julian(6)	1,062,500	38,890	—	505,024	46,568	1,652,982
Todd Suko	619,889	25,926	—	325,289	55,880	1,026,984
Julie Wainwright	—	—	—	—	—	—
Arnie Katz	—	—	—	—	—	—

(1)    Represents (a) 1.5 times base salary for Ms. Sahi Levesque and Mr. Julian and 1.0 times base salary for Mr. Suko, (b) 1.0 times the 2022 target annual cash bonus opportunity, and (c) a prorated portion of the 2022 target annual cash bonus opportunity (assuming 100% of days worked during 2022).
(2)    Represents (a) an 18-month COBRA subsidy for Ms. Sahi Levesque and Mr. Julian and (b) a 12-month COBRA subsidy for Mr. Suko.
(3)    Ms. Sahi Levesque’s unvested stock options as of December 31, 2022 have an exercise price that is greater than the closing stock price as of December 30, 2022 (the preceding trading day) and, as a result, are not ascribed any value. Messrs. Julian and Suko did not hold any stock options as of December 31, 2022.
(4)    Represents full acceleration of unvested RSUs.
(5)    Represents full acceleration of unvested PSUs based on target performance.
(6)    Reflects severance benefits at the CEO level in light of Co-Interim CEO role on December 31, 2022.
Qualifying Termination

Name	Cash Severance ($)(1)	Benefit Continuation ($)(2)	Options ($)	RSUs ($)	PSUs ($)	Total ($)

Rati Sahi Levesque(3)	425,000	1,935	—	—	—	426,935
Robert Julian(3)	425,000	25,926	—	—	—	450,926
Todd Suko	172,500	12,963	—	—	—	185,463
Julie Wainwright(4)	657,222	8,904	—	253,964	—	920,090
Arnie Katz(4)	162,500	12,509	—	—	—	175,009

(1)    Represents (a) 1.0 base salary for Mses. Sahi Levesque and Wainwright and Mr. Julian and (b) 0.5 times base salary for Messrs. Suko and Katz. For Ms. Wainwright, also includes the 2022 target annual cash bonus opportunity she received pursuant to the terms of her Transition and Separation Agreement.
(2)    Represents (a) a 12-month COBRA subsidy for Mses. Sahi Levesque and Wainwright and Mr. Julian and (b) a six-month COBRA subsidy for Messrs. Suko and Katz.
(3)    Reflects severance benefits at the CEO level in light of Co-Interim CEO role on December 31, 2022.
(4)    As described above, Ms. Wainwright’s employment terminated effective December 31, 2022, and Mr. Katz’s employment terminated effective February 28, 2022. As permitted by SEC guidance, the amounts shown are the actual amounts Ms. Wainwright and Mr. Katz received in connection with their terminations pursuant to Ms. Wainwright’s Transition and Separation Agreement and Mr. Katz’s severance and change in control agreement.

COMPENSATION TABLES
CEO Pay Ratio
Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee and the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO (‘‘CEO Pay Ratio’’). The following CEO Pay Ratio disclosure for 2022 is the Company’s reasonable, good faith estimate calculated in accordance with the requirements of Item 402(u) of Regulation S-K and Section 952(6) of the Dodd-Frank Act and may not be comparable to the pay ratio disclosures of other companies.
To identify our median employee, we chose December 31, 2022 as the measurement date. As of such date, the Company had 3,545 employees, all of which were employed in the United States. We included all full-time and part-time employees and excluded our then Co-Interim CEOs, Ms. Sahi Levesque and Mr. Julian, and all independent contractors and leased employees.
As permitted under the SEC rules, we then calculated the total cash compensation for all employees who were active employees as of the measurement date using their gross compensation stated on their 2022 Form W-2, annualizing total cash compensation for any employee that commenced employment during 2022. Using this annual cash compensation data, we identified the median employee. Once the median employee was identified, the annual total compensation of this employee was calculated in accordance with the requirements of the “Total Compensation” column of the Summary Compensation Table.
For 2022, the median of the annual total compensation of our employees (other than Ms Sahi Levesque and Mr. Julian) was $49,387. The annual total compensation of our Co-Interim CEOs Ms. Sahi Levesque and Mr. Julian as reported in the “Total Compensation” column of the 2022 Summary Compensation Table included in this proxy statement, was $3,246,285 and $2,070,494 respectively. Based on this information, the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all employees was 65.7:1 for Ms. Sahi Levesque and 41.9:1 for Mr. Julian.

PAY VERSUS PERFORMANCE
Pay vs. Performance
As required by SEC rules, the following tables set forth required information regarding the relationship between compensation paid to our CEO, who is our principal executive officer (“PEO”), and our other NEOs, calculated in accordance with SEC regulations, and the Company’s financial performance for fiscal years 2022 and 2021. The Company qualifies as a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, and has provided scaled pay versus performance disclosure as permitted by and in accordance with SEC rules. For information regarding decisions made by our Compensation Committee with respect to executive compensation, refer to our CD&A.

	Rati Sahi Levesque(1)		Robert Julian(1)		Julie Wainwright(1)
Year	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO(3)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(6)	Net Loss(7)

2022	3,246,285	-3,852,982	2,070,494	-6,765,822	5,360,969	-4,077,100	1,037,349	-3,143,353	$59.42	196,445,000
2021	—	—	—	—	4,985,262	-813,737	4,653,506	2,001,534	$10.77	236,107,000

(1)     Our founder Ms. Wainwright stepped down as the Company’s CEO and Board Chair on June 7, 2022, and Ms. Sahi Levesque and Mr. Julian served as the Company’s Co-Interim CEOs from June 7, 2022 to February 5, 2023.
(2)     The dollar amounts reported are the amounts of total compensation reported in the Summary Compensation Table for our PEOs Ms. Sahi Levesque, Mr. Julian and Ms. Wainwight, respectively, in the Summary Compensation Table for fiscal year 2022 and for Ms. Wainwright for fiscal year 2021.
(3)    The dollar amounts reported represent the amount of “compensation actually paid” to Ms. Sahi Levesque, Mr. Julian and Ms. Wainwight, respectively, as computed in accordance with SEC rules. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to each PEO. The dollar amounts reported are the amounts of total compensation reported Ms. Sahi Levesque, Mr. Julian and Ms. Wainwight, respectively, during the applicable year, adjusted for (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. The Company does not offer a defined benefit pension plan, so no pension adjustments were made. See Table below for further information.
(4)    The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEOs, in the Summary Compensation Table for fiscal years 2022 and 2021. For 2022, our non-PEO NEOs included: Todd Suko and Arnie Katz. For 2021, our non-PEO NEOs included: Rati Sahi Levesque, Robert Julian, Todd Suko, Matt Gustke and Arnie Katz.
(5)    The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our PEOs. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to each PEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEOs in the Summary Compensation Table for fiscal years 2022 and 2021, adjusted for (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. The Company does not offer a defined benefit pension plan, so no pension adjustments were made. See Table below for further information.
(6)    Reflects the cumulative shareholder return over the measurement period, computed in accordance with SEC rules, assuming an investment of $100 in our common shares at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the applicable fiscal year and the measurement end point of the closing price of our common stock on the last trading day in the applicable fiscal year. For 2022, the closing price of our common stock on December 31, 2021 was $11.61, and the closing price of our common stock on December 30, 2022 was $1.25. For 2021, the closing price of our common stock on December 31, 2020 was $19.54, and the closing price of our common stock on December 31, 2021 was $11.61.
(7)    Reflects net income (loss) reflected in the Company’s audited financial statements for the applicable year.

PAY VERSUS PERFORMANCE

To calculate the amounts in the “Compensation Actually Paid to PEO” columns in the table above, the following amounts were deducted from and added to (as applicable) each of our PEO’s “Total” compensation as reported in the Summary Compensation Table:

PEO: Rati Sahi Levesque
Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awrds for PEO(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to PEO

2022	3,246,285	2,577,977	337,615	-3,385,059	69,152	-1,542,998	-3,852,982
2021	—	—	—	—	—	—	—

PEO: Robert Julian
Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awrds for PEO(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to PEO

2022	2,070,494	644,494	84,404	-6,208,563	17,287	-2,084,950	-6,765,822
2021	—	—	—	—	—	—	—

PEO: Julie Wainwright
Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awrds for PEO(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to PEO

2022	5,360,969	3,997,571	506,423	-3,578,203	103,727	-2,472,445	-4,077,100
2021	4,985,262	4,468,921	1,815,502	-2,119,152	520,960	-1,547,389	-813,737

(1)    Represents the grant date fair value of the equity awards to our PEO, as reported in the Summary Compensation Table.
To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-PEO NEOs as reported in the Summary Compensation Table:

Non-PEO NEOs
Year	Summary Compensation Table Total for Non-PEO NEOs	Reported Value of Equity Awrds for Non-PEO NEOs(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to Non-PEO NEOs

2022	1,037,349	660,584	80,911	-2,652,328	24,203	-972,902	-3,143,353
2021	4,653,506	4,074,744	2,440,094	-694,134	147,912	-471,101	2,001,534

(1)    Represents the grant date fair value of the equity awards to our Non-PEO NEOs, as reported in the Summary Compensation Table.

PAY VERSUS PERFORMANCE

Relationship between Pay and Performance
Our “total shareholder return,” as set forth in the above table, during the two-year period ended December 31, 2022 decreased by 89%, compared to a decrease of 22% for the Russell 3000 index during this time. Our net income loss improved by $39,662,000.
Aligned with our results, our PEOs Ms. Levesque, Mr. Julian and Ms. Wainwright saw paid compensation decrease in 2022 by 219%, 427%, and 176% respectively. The average decrease in paid compensation for other NEOs was 403%.
We feel our compensation programs have the appropriate level of incentive-based compensation and are designed to deliver pay in line with shareholder interest.

DIRECTOR COMPENSATION
Our non-employee director compensation program aims to align our non-employee directors’ interests with the long-term interests of our stockholders and to recognize the substantial investment of time and expertise necessary for our directors to discharge their duties to oversee the Company’s affairs. The focus of this section is on the Company’s compensation philosophies and programs for our non-employee directors in 2022.
Director Compensation Highlights
•Fees for committee chair service to differentiate individual pay based on workload
•Emphasis on equity in the overall compensation mix
•Full-value equity awards under a fixed-value annual grant policy, subject to time-based vesting
•No performance-based equity awards to discourage excessive risk-taking
•Robust stock ownership guidelines set at five times the annual cash retainer to support stockholder alignment
•Stockholder-approved limit of $1,000,000 on the total value of cash and equity compensation that may be granted to a non-employee director each fiscal year
•Prohibition on hedging and pledging by our non-employee directors
•No additional compensation paid to employee directors for director service
Director Compensation Program
On August 4, 2020, our Board approved our non-employee director compensation program, with assistance from our independent compensation consultant, Compensia. Under this program, our non-employee directors are each entitled to receive an annual cash retainer and an annual RSU award, which cliff-vests after approximately one year of service. Chairs of committees are entitled to receive additional cash retainers in light of their increased responsibilities and workloads. Cash retainers and initial equity awards are prorated for partial years of service.
During 2022, our non-employee director compensation program consisted of the following compensation elements:

Component	Description

Annual Board Service Retainer	•$35,000 in cash Payable in equal quarterly installments in arrears and prorated for any partial quarter or year of service

Committee Chair Retainers
•Audit	•$20,000 in cash
•Compensation, Diversity & Inclusion	•$14,000 in cash
•Corporate Governance & Nominating	•$8,000 in cash
Committee chair retainers are payable in equal quarterly installments in arrears and prorated for any partial quarter or year of service

DIRECTOR COMPENSATION

Component	Description

Annual Equity Award
•On or about the annual meeting of the Company’s stockholders, non-employee directors receive an annual award of RSUs in the value of $165,000, which vests on the earlier of (a) the first anniversary of the grant date of such award or (b) the date immediately preceding the next annual meeting of Company’s stockholders, subject to the non-employee director’s continued service through the applicable vesting date
•Initial equity awards are prorated for any partial year of service

Stock Ownership Guidelines
•Each non-employee director is expected to own shares valued at five times the annual Board service retainer fees
•Shares underlying RSU awards held by the non- employee directors (whether or not vested) will be counted toward satisfaction of the guidelines
•Ownership levels must be achieved within five years from the date upon which an individual becomes a non-employee director
•In the event that the annual retainer fee is increased, directors will have one year to meet the new ownership guidelines

2022 Director Compensation Table
The following table sets provides information on the compensation of our non-employee directors for 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Chip Baird	43,000	121,677	164,677
Caretha Coleman	49,000	121,677	169,677
Emma Grede(2)	3,736	—	3,736
Karen Katz	35,000	121,677	156,677
Robert Krolik	55,000	121,677	176,677
Niki Leondakis	35,000	121,677	156,677
Carol Melton	35,000	121,677	156,677
James Miller	35,000	121,677	156,677

(1)    Amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of the RSU awards granted in 2022, computed in accordance with ASC Topic 718 and excluding estimated forfeitures. The number of units subject to the RSU award reported in the “Stock Awards” column was calculated by dividing $165,000 by $3.53, which was the 30-day average stock price for the Company’s common stock ending on the date of the Company’s 2022 Annual Meeting of Stockholders held on June 15, 2022.
(2)    Cash fees reflect proration in light of Ms. Grede’s resignation from our Board on February 8, 2022. Ms. Grede was not granted any RSU awards in 2022.

DIRECTOR COMPENSATION
The following table sets forth the aggregate number of outstanding shares of the Company’s common stock underlying stock options and RSU awards held by each non-employee director as of December 31, 2022:

Name	Options	RSUs

Chip Baird	—	46,799
Caretha Coleman	—	46,799
Emma Grede	—	—
Karen Katz	—	46,799
Robert Krolik	20,000	46,799
Niki Leondakis	20,000	46,799
Carol Melton	—	46,799
James Miller	20,000	46,799
No Hedging or Pledging
The Company has a policy that prohibits our non-employee directors from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Non-employee directors of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without the approval of our Board.
2023 Director Compensation
Our Compensation Committee periodically reviews our non-employee director compensation and may recommend changes to the full Board, who determines the compensation of directors. Changes to non-employee director compensation will generally be made to ensure that compensation levels are market-competitive and that the compensation structure supports our business objectives, aligns with the interests of stockholders, reflects competitive best practice and is cost-and-tax-effective. As of the date of this proxy statement, no changes have been made to the director compensation program for 2023.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2022 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A	B	C

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity Compensation Plans Approved by Security Holders	13,333,850(1)	8.53(2)	9,326,865(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	13,333,850	—	9,326,865

(1)    Includes 1,788,867 shares issuable pursuant to outstanding stock options and 11,544,983 shares issuable pursuant to outstanding RSU awards under our 2019 Equity Incentive Plan and 2011 Equity Incentive Plan.
(2)    Only option awards were used in computing the weighted-average exercise price.
(3)    Includes 4,520,591 shares available for issuance under our Employee Stock Purchase Plan (“ESPP”). The ESPP provides the opportunity for eligible employees to acquire shares of our common stock at a 15% discount.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed in this proxy statement, we describe below the transactions since January 1, 2022 to which we have been a participant, in which the amount involved in the transaction exceeds the lesser of (a) $120,000 and (b) 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an investors’ rights agreement, dated as of March 22, 2019 (“IRA”), between us and the holders of certain registrable securities which provides, among other things, that certain holders of our capital stock, including entities affiliated with PWP Growth Equity, have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Chip Baird, a current member of our Board, is affiliated with PWP Growth Equity. Rita Sahi, the mother of Rati Sahi Levesque, one of our executive officers, is also a party to the IRA.
Indemnification of Directors and Executive Officers
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware General Corporation Law (“DGCL”). Subject to very limited exceptions, our Bylaws also require us to advance expenses incurred by our directors and executive officers.
Policies and Procedures for Related Party Transactions
Our Audit Committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which we are, were or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had or will have a direct or indirect material interest. We have adopted a written related party transaction policy. Under our related party transaction policy, our management is required to submit any related person transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee takes into account all of the relevant facts and circumstances available.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of April 18, 2023, referred to in the table below as the “Beneficial Ownership Date”:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
•each of our directors;
•each of our NEOs; and
•all directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date and any RSU awards that will become vested within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 100,172,679 shares of our common stock outstanding as of the Beneficial Ownership Date.
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o The RealReal, Inc., 55 Francisco Street, Suite 400, San Francisco, California 94133.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned

Directors and Named Executive Officers:
John Koryl	—	*
Chip Baird(2)	7,536,011	7.52%
Caretha Coleman(3)	58,029	*
Karen Katz(4)	61,897	*
Robert Krolik(5)	81,897	*
Niki Leondakis(6)	86,240	*
Carol Melton(7)	66,240	*
James Miller(8)	82,605	*
Rati Sahi Levesque(9)	654,944	*
Robert Julian(10)†	222,641	*
Todd Suko(11)†	179,979	*
Luke Friang	—	*
Julie Wainwright(12)	447,727	*
Arnie Katz(13)	—	*
All executive officers and directors as a group (14 persons)(14)	9,478,210	9.34%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned

5% Stockholders:
Entities affiliated with GreyLion Capital(15)	7,469,771	7.46%
BlackRock, Inc.(16)	6,398,321	6.39%
The Vanguard Group(17)	5,155,010	5.15%

•Indicates beneficial ownership of 1% or less of the outstanding shares of our common stock.
†     Excludes shares of common stock that will be purchased under the Company’s Employee Stock Purchase Plan on May 12, 2023 as the amounts of such shares are not yet determinable.
(1)    Shares shown in this table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)    Consists (a) 19,441 shares of common stock held by Chip Baird, (b) RSUs for 46,799 shares of common stock held by Mr. Baird that will vest within 60 days of the Beneficial Ownership Date, and (c) 7,469,771 shares of common stock beneficially owned by entities affiliated with GreyLion Capital LP, formerly Perella Weinberg Partners Capital Management LP, as described in footnote (15). Mr. Baird is the Co-Founder and Managing Partner of GreyLion Capital, LP and disclaims beneficial ownership of the shares of common stock listed in footnote (15) within the meaning of Rule 16a-1(a)(2) promulgated pursuant to the Exchange Act, except to the extent of his proportionate pecuniary interest therein, if any. The address for Mr. Baird is 900 Third Avenue, 23rd Floor, New York, NY 10022.
(3)    Consists of (a) 11,230 shares of common stock held by Caretha Coleman and (b) RSUs for 46,799 shares of common stock held by Ms. Coleman that will become vested within 60 days of the Beneficial Ownership Date.
(4)    Consists of (a) 15,098 shares of common stock held by Karen Katz and (b) RSUs for 46,799 shares of common stock held by Ms. Katz that will become vested within 60 days of the Beneficial Ownership Date.
(5)    Consists of (a) 15,098 shares of common stock held by Rob Krolik, (b) 20,000 shares of common stock issuable upon exercise of stock options held by Mr. Krolik that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 46,799 shares of common stock held by Mr. Krolik that will become vested within 60 days of the Beneficial Ownership Date.
(6)    Consists of (a) 19,441 shares of common stock held by Niki Leondakis, (b) 20,000 shares of common stock issuable upon exercise of stock options held by Ms. Leondakis that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 46,799 shares of common stock held by Ms. Leondakis that will become vested within 60 days of the Beneficial Ownership Date.
(7)    Consists of (a) 19,441 shares of common stock held by Carol Melton and (b) RSUs for 46,799 shares of common stock held by Ms. Melton that will become vested within 60 days of the Beneficial Ownership Date.
(8)    Consists of (a) 15,806 shares of common stock held by James Miller, (b) 20,000 shares of common stock issuable upon exercise of stock options held by Mr. Miller that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 46,799 shares of common stock held by Mr. Miller that will vest within 60 days of the Beneficial Ownership Date.
(9)    Consists of (a) 340,703 shares of common stock held by Rati Sahi Levesque, (b) 250,886 shares of common stock issuable upon exercise of stock options held by Ms. Levesque that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 63,355 shares of common stock held by Ms. Levesque that will vest within 60 days of the Beneficial Ownership Date.
(10)    Consists of (a) 160,001 shares of common stock held by Robert Julian and (b) RSUs for 62,640 shares of common stock held by Mr. Julian that will become vested within 60 days of the Beneficial Ownership Date.
(11)    Consists of (a) 132,441 shares of common stock held by Todd Suko and (b) RSUs for 47,538 shares of common stock held by Mr. Suko that will become vested within 60 days of the Beneficial Ownership Date.
(12)    Consists of 447,727 shares of common stock issuable upon exercise of stock options held by Ms. Wainwright that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date. Ms. Wainwright’s employment with the Company terminated effective December 31, 2022.
(13)    Mr. Katz’s employment with the Company terminated effective February 28, 2022.
(14)    Consists of (a) 8,218,471 shares of common stock beneficially owned by our directors and executive officers, (b) 758,613 shares of common stock issuable upon exercise of stock options held by our directors and executive officers that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 501,126 shares of common stock held by our directors and executive officers that will vest within 60 days of the Beneficial Ownership Date.
(15)    As reported in a statement on Schedule 13G/A filed with the SEC on February 10, 2023. The Reporting Persons are (i) PWP Growth Equity Fund II LP, (ii) PWP Growth Equity Fund II B LP, (iii) GreyLion Capital LP, (iv) GreyLion Capital GP LLC, (v) David Ferguson and (vi) Gilbert Baird. PWP Growth Equity Fund II LP and PWP Growth Equity Fund II B LP (collectively the “Funds”) acquired the shares of our Common Stock reported in the Schedule 13G in private placements prior to our initial public offering, as reported in the Form 4s filed by the Funds on July 2, 2019. On June 15, 2020, the Funds spun off from Perella Weinberg Partners Capital Management LP and their affiliates and, as a result of the spin-off and the separation agreement signed in connection therewith, investing, management and voting control over the shares of our Common Stock transferred to GreyLion Capital LP (the “Separation”). As reported in the Schedule 13G/A, as of February 14, 2022, 5,785,182 shares of our Common Stock were held of

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

record by PWP Growth Equity Fund II LP, 1,665,148 shares of our Common Stock were held of record by PWP Growth Equity Fund II B LP, and RSUs for 9,087 shares of common stock held by Chip Baird. In connection with the Separation, sole voting, management and investment control was delegated to GreyLion Capital LP (together with its affiliates, “GreyLion”). GreyLion Capital GP LLC is the general partner of GreyLion Capital LP. David Ferguson and Gilbert Baird are members of the GreyLion investment committee, and in such capacities control voting and investment decisions related to the shares reported herein. The address of the Reporting Persons is c/o GreyLion Capital, 900 Third Avenue, 23rd Floor, New York, NY 10022.
(16)    As reported in a statement on Schedule 13G/A filed with the SEC on February 1, 2023 by BlackRock, Inc. (“BlackRock”) on behalf of itself and its wholly owned subsidiaries, BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Advisors and BlackRock Fund Managers Ltd. BlackRock reported that as of December 31, 2021, it had sole voting power with respect to 6,242,708 shares of our Common Stock and sole dispositive power with respect to 6,398,321 shares of our Common Stock, and that the shares are beneficially owned by BlackRock and its wholly owned subsidiaries identified above. The address of each of the foregoing is 55 East 52nd Street, New York, NY 10055.
(17) As reported in a statement on Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”) on behalf of itself and its subsidiaries, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. Vanguard reported that as of December 31, 2021, it had shared voting power with respect to 60,386 shares of our Common Stock, sole dispositive power with respect to 5,065,618 shares of our Common Stock and shared dispositive power with respect to 89,392 shares of our Common Stock. The address of each of the foregoing is 100 Vanguard Blvd., Malvern, PA 19355.

QUESTIONS AND ANSWERS
THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.
How do I attend the Annual Meeting?
Our Board considers the appropriate format for our annual meeting of stockholders on an annual basis. We continue to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and our Company.
Accordingly, the Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/real2023. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. There is no physical location for the Annual Meeting.
What proposals will be voted on at the Annual Meeting?
Stockholders will vote on three proposals at the Annual Meeting:
•the election of three Class I directors named in this proxy statement;
•the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•the approval, on an advisory basis, of the compensation of our named executive officers.
We will also consider other business, if any, that properly comes before the Annual Meeting.
How does the Board recommend that stockholders vote on the proposals?
Our Board recommends that stockholders vote “FOR” the election of the three Class I directors, vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
What happens if other business not discussed in this proxy statement comes before the Annual Meeting?
The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the Annual Meeting and is proper under our Charter, Bylaws, and the DGCL, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.
Why am I receiving these materials?
We are distributing our proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.
Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the

QUESTIONS AND ANSWERS
Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
Who is entitled to vote?
The record date for the Annual Meeting is the close of business on April 18, 2023. As of the record date, 100,172,679 shares of common stock, par value $0.00001 per share, were outstanding. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.
How can I vote my shares?
Voting on the Internet
You can vote your shares via the Internet by following the instructions in your proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card or attend the Annual Meeting to have your vote count. We encourage you to vote your shares via the Internet in advance of the Annual Meeting even if you plan to attend the Annual Meeting.
Voting by Mail
You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the Annual Meeting in the manner you indicate. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting.
Voting by Telephone
You can vote your shares by telephone. Instructions are included on your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you vote by telephone, you do not need to complete and mail your proxy card or attend the Annual Meeting to have your vote count.
What if I am not the stockholder of record?
If you are a holder of record of shares of common stock of the Company, you may direct your vote as instructed above.
If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•delivering to the attention of the Corporate Secretary at The RealReal, Inc., 55 Francisco Street, Suite 400, San Francisco, California 94133, a written notice of revocation of your proxy;
•delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

QUESTIONS AND ANSWERS
•attending the Annual Meeting and voting your shares electronically. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee.
What is a broker non-vote?
Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Two). The election of the three Class I directors (Proposal One) and the advisory vote to approve the compensation of our named executive officers (Proposal Three) are non-routine matters.
A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, Proposal Three, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.
What constitutes a quorum?
The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Stockholders participating in the virtual meeting are considered to be attending the meeting “in person.” Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.
What vote is required to approve each matter to be considered at the Annual Meeting?
Proposal One: Election of the three Class I Directors Named in this Proxy Statement.
Our Bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. An abstention or a broker non-vote on Proposal One will not have any effect on the election of the directors.
Proposal Two: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023.
The affirmative vote of the majority of our shares of common stock at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.
Proposal Three: Advisory Vote to Approve the Compensation of Our Named Executive Officers.
The affirmative vote of the majority of our shares of common stock at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Three. An abstention will have the same effect as a vote “AGAINST” Proposal Three. A broker non-vote will have no effect on the advisory vote because they are not entitled to vote on the proposal.

QUESTIONS AND ANSWERS
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 8:59 p.m. Pacific Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.
What does it mean if I receive more than one Internet Notice or proxy card?
If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every Internet Notice or proxy card that you receive.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
If you are a holder of record of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:
•“FOR” the election of the three Class I nominees for director named in this proxy statement;
•“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:
•will be counted as present for purposes of establishing a quorum;
•will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Two); and
•will not be counted in connection with the election of the three Class I directors named in this proxy statement (Proposal One), the advisory vote to approve the compensation of our named executive officers (Proposal Three), or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results.
Our Board knows of no matter to be presented at the Annual Meeting other than Proposals One, Two and Three. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
Who is making this solicitation and who will pay the expenses?
This proxy solicitation is being made on behalf of our Board. All expenses of the solicitation, including the cost of preparing and mailing the Internet Notice or this proxy statement, will be borne by the Company.
Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders of record during the Annual Meeting on the virtual meeting website and, to all stockholders of the Company for 10 days prior to the Annual Meeting, at The RealReal, Inc., 55 Francisco Street, Suite 400, San Francisco, California 94133,

QUESTIONS AND ANSWERS
between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. If you would like to schedule an appointment to examine the stockholder list during this period, please email our Corporate Secretary at ir@therealreal.com.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or writing to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
When are stockholder proposals due for next year’s annual meeting of the stockholders?
Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Charter, our Bylaws, and the rules established by the SEC.
Under Rule 14a-8 of the Exchange Act, if you want us to include a proposal in the proxy materials for our 2023 annual meeting of stockholders, we must receive the proposal at our executive offices at 55 Francisco Street, Suite 400, San Francisco, California 94133, no later than January 3, 2024.
Pursuant to our Bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than February 15, 2024 and no later than March 16, 2024 and must otherwise comply with the requirements set forth in our Bylaws. Any proposal or nomination should be addressed to the attention of our Corporate Secretary, and we suggest that it be sent by certified mail, return receipt requested. In order for stockholders to give timely notice for nominations for directors for inclusion on a universal proxy card in connection with the 2024 Annual Meeting, notice must be submitted by the same deadline as specified under the advance notice provisions of our Bylaws, and the stockholder must otherwise comply with Rule 14a-19(b) of the Exchange Act.
Whom can I contact for further information?
If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Corporate Secretary at 55 Francisco Street, Suite 400, San Francisco, California 94133 or by telephone at (855) 435-5893.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on the investor relations page of our website at investor.therealreal.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through any website referenced throughout this proxy statement is not incorporated into, and is not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 28, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
FORM 10-K
We will make available, on or about May 2, 2023, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on the investor relations page of our website at investor.therealreal.com.
We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC. Requests for such copies should be addressed to our Corporate Secretary at the address below:
The RealReal, Inc.
55 Francisco Street, Suite 400
San Francisco, California 94133
Attention: Corporate Secretary
Telephone: (855) 435-5893
Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

OTHER MATTERS
We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 P.M. PDT on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/real2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 P.M. PDT on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15799-P87430 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE REALREAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Caretha Coleman
02) Karen Katz
03) Carol Melton

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V15800-P87430

THE REALREAL, INC.
Annual Meeting of Stockholders
June 14, 2023 9:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Koryl, Robert Julian and Todd Suko, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE REALREAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 14, 2023, via webcast at www.virtualshareholdermeeting.com/real2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side